Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

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In re:	§	Chapter 11
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LEGACY RESERVES INC., et al.,[1]	§	Case No. 19-33395 (MI)
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Debtors.	§	(Jointly Administered)
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ORDER CONFIRMING THE JOINT CHAPTER 11 PLAN OF REORGANIZATION OF LEGACY RESERVES INC. AND ITS DEBTOR AFFILIATES

On November 15, 2019, the Court concluded the hearing on confirmation of the Debtor’s proposed plan.  Pursuant to Fed. R. Bankr. P. 7052, the Court’s findings of fact and conclusions of law were made on the record on this date.

The order contains certain defined terms.  The definitions used in this order are those that were contained in the proposed order submitted at ECF No. 828.

The plan, attached as Exhibit “A”, is confirmed.

The Court further orders:

1.         This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan, the Global RSA, and the consent rights set forth in the Plan Supplement and Backstop Commitment Agreements.  The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order.

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are:  Legacy Reserves Inc. (9553); Legacy Reserves GP, LLC (1065); Legacy Reserves LP (1069); Legacy Reserves Finance Corporation (1181); Legacy Reserves Services LLC (2710); Legacy Reserves Operating LP (7259); Legacy Reserves Energy Services LLC (1233); Legacy Reserves Operating GP LLC (7209); Dew Gathering LLC (4482); Pinnacle Gas Treating LLC (3711); Legacy Reserves Marketing LLC (7593).  The location of the Debtors’ service address is:  303 W. Wall St., Suite 1800, Midland, TX 79701.

2.          Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of this Court.

3.          All Holders of Claims that voted to accept the Plan are conclusively presumed to have accepted the Plan.

4.          The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest.

5.          The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

A.	Objections.

6.            All objections (including any reservations of rights contained therein) to approval of Confirmation of the Plan that have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or are not otherwise resolved as stated by the Debtors on the record of the Confirmation Hearing, are OVERRULED on the merits and in their entirety, and all withdrawn objections are deemed withdrawn with prejudice.

B.	Findings of Fact and Conclusions of Law.

7.            OMITTED.

C.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

8.          The following discharge, releases, injunctions, exculpations, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Court or any other party:

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1.	Discharge

9.           Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan (including with respect to Reinstated Claims), this Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan.  This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

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2.	Release of Liens.

10.        Except as otherwise provided in the Plan (including Article IV.E of the Plan), this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate with respect to which the applicable counterparty has agreed to Reinstatement in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.  Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and Filing or recording of such releases.  The presentation or Filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

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11.          To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors, the Reorganized Debtors, the Exit Agent or agent for the Alternative Exit Facility, if any, (as soon as practicable after such request) that are reasonably necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

12.          Notwithstanding any of the foregoing, the Debtors reserve the right, with the consent of the RBL Agent, Plan Sponsor and the Exit Agent, to leave in place mortgages and security interests of the RBL Agent for the benefit of the Exit Agent pursuant to the terms set forth in this Confirmation Order.

3.	Debtor Release.

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13.         Except as provided for in the Plan or this Confirmation Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates (and any Entity seeking to exercise rights of the Estates) from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Corporate Reorganization, the Equity Backstop Commitment Agreement, the Initial RSA, the Global RSA, the RBL Credit Agreement, the Term Loan Documents, the Indentures, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the DIP Facility, the Exit Facility or the Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any), the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Global RSA, the Disclosure Statement, the DIP Facility, the RBL Credit Agreement, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Plan, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any) or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Initial RSA, the Global RSA, the Disclosure Statement, the DIP Facility, the Plan, the RBL Credit Agreement, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), or the Incremental Equity Investment (if any), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release obligations of any party or Entity under the Plan, or any document, instrument, or agreement executed to implement the Plan.

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14.          Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, or actual fraud, or (ii) any post Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplements) executed to implement the Plan.

15.          The Reorganized Debtor Board is hereby authorized, in its discretion, to grant a release by the Debtors and Reorganized Debtors to any of the Released Parties for any claims for gross negligence.

4.	Third Party Release.

16.         Except as provided for in the Plan or this Confirmation Order, as of the Effective Date, each Releasing Party is deemed to have released and discharged each Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Global RSA, the DIP Facility, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), Incremental Equity Investment (if any), the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Global RSA, the Disclosure Statement, the DIP Facility, the Plan, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any) or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Global RSA,  the Disclosure Statement, the DIP Facility, the Plan, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), or the Incremental Equity Investment (if any), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release obligations of any party or Entity under the Plan, or any document, instrument, or agreement executed to implement the Plan.

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5.	Exculpation.

17.          Except as provided for in the Plan or this Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Global RSA and related prepetition transactions, the DIP Facility, the Exit Facility or Alternative Exit Facility, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of these Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

18.          The Exculpated Parties and Section 1125(e) Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Each of the Exculpated Parties and Section 1125(e) Parties shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code.

6.	Injunction.

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19.         Except as otherwise expressly provided in the Final DIP Order, the Plan, or this Confirmation Order or for obligations issued or required to be paid pursuant to the Final DIP Order, the Plan, or this Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, settled or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment, or other similar legal or equitable right of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, discharged, or settled pursuant to the Plan.

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20.          No person may assert any lawsuit or claim (including a lawsuit or claim for gross negligence, willful misconduct, or actual fraud) against any party that is released under this Order without obtaining prior authorization from the United States Bankruptcy Court for the Southern District of Texas to assert such a claim.  Such an Order shall be sought by a motion, which is subject to notice and hearing.  At any hearing, the movant must prove by a preponderance of the evidence that such claim is a bona fide claim and conforms with the exceptions to the release provisions in this Order.

21.         Notwithstanding any other provision of this Confirmation Order or the Plan, no release is given by a Releasing Party who both (i) did not return a ballot and (ii) did not receive Due Process notice in accordance with the Constitution of the United States.  This Court shall retain exclusive jurisdiction for determining whether any Releasing Party received constitutionally sufficient notice.

22.        Upon entry of this Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.  Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan.

D.	References to and Omissions of Plan Provisions.

23.         References in this Confirmation Order to any article, section, paragraph, or provision of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.  The failure to specifically include or to refer to any particular article, section, paragraph, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, paragraph, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and that the Plan Documents and all exhibits and schedules thereto, and all other agreements, instruments, or other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications, are approved in their entirety.

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E.	Headings.

24.        Headings utilized in this Confirmation Order are for convenience of reference only and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

F.	Classifications.

25.          The terms of the Plan shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.

G.	Restructuring Transactions and the Exit Facility or Alternative Exit Facility.

26.         This Confirmation Order shall and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

1.	Restructuring Transactions.

27.          Subject to the terms of the Global RSA and the Backstop Commitment Agreements, the Debtors or the Reorganized Debtors, as applicable, are authorized to take all actions as may be necessary or appropriate to effectuate any Restructuring Transactions, including: (a) the execution and delivery of appropriate agreements or other documents that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (d) such other transactions that are required to effectuate the Restructuring Transactions; and (e) all other actions that the applicable Entities determine are necessary or appropriate.

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2.	Exit Facility or Alternative Exit Facility.

28.         On or before the Effective Date, the applicable Reorganized Debtors shall enter into the Exit Facility or, as applicable, the Alternative Exit Facility, including any documents required in connection with the creation or perfection of Liens in connection therewith.  Confirmation shall be deemed approval of the Exit Facility or, as applicable, the Alternative Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Court previously, and the Debtors or Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the applicable Exit Facility or, as applicable, the Alternative Exit Facility without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as may be agreed between the Debtors or Reorganized Debtors and the applicable Exit Facility Lenders or, as applicable, the Alternative Exit Facility Lenders.

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H.	No Action.

29.         Pursuant to the appropriate provisions of section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation, limited liability company or limited partnership laws of any other state, as applicable, and section 1142(b) of the Bankruptcy Code, no action of the stockholders, members, managers, or directors of the Debtors or Reorganized Debtors shall be required to authorize the Debtors or the Reorganized Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, assignment, certificate, instrument, or other document to be executed, delivered, filed, adopted, amended, restated, consummated, or effectuated, as the case may be, in connection with implementation of the Plan.

I.	Immediate Binding Effect.

30.          On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplements, the Global RSA, the Backstop Commitment Agreements, and any documents related or ancillary thereto, including any liens, security interests, and claims or other rights thereunder, and this Confirmation Order shall be immediately effective and enforceable and not subject to avoidance, recharacterization or other challenge, legal or otherwise, and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, any and all Holders of Claims or Interests (whether or not Impaired under the Plan and whether or not such Holders have accepted or rejected the Plan or affirmatively voted to reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

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31.          Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before this Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

J.	Effectiveness of All Actions

32.          Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

33.         After the Confirmation Date, the Debtors shall be permitted to make payments to employees pursuant to employment programs then in effect, and to implement additional employee programs and make payments thereunder, without any further notice to or action, order, or approval of the Court.

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K.	Implementation of the Plan.

34.          The provisions of Article IV of the Plan governing the means for implementation of the Plan are hereby approved in their entirety.  Prior to, on, and after the Effective Date, the Debtors and the Reorganized Debtors, and the directors, managers, officers, and authorized persons thereof, are authorized to and may issue, execute, deliver, file or record such contracts, instruments, releases, and other agreements and documents and take such actions may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan and the Exit Facility or, as applicable, the Alternative Exit Facility Documents, without the need for any further approvals, authorizations, or consents except for those expressly required pursuant to the Plan, the Global RSA, the Backstop Commitment Agreements, or the Exit Facility or, as applicable, the Alternative Exit Facility Documents.

35.        Further, the continued implementation of the Rights Offering, conducted in accordance with the Rights Offering Procedures, is a valid exercise of the Debtors’ business judgment and is authorized under Sections 363(b) and 105(a) of the Bankruptcy Code.

L.	Assumption of Global RSA and Backstop Commitment Agreements and Approval of the Backstop Fees and Upfront Fees.

36.         The Global RSA and Backstop Commitment Agreements are hereby assumed, under section 365 of the Bankruptcy Code, and the Debtors are authorized and directed to perform their obligations thereunder.  The Global RSA and Backstop Commitment Agreements shall be enforceable and binding upon the Debtors and the Reorganized Debtors.

37.          The Backstop Fees (as defined in the Backstop Commitment Agreements) are hereby approved and the Debtors are authorized and directed to pay the Backstop Fees in accordance with, and to the extent they become payable under, the terms of the Backstop Commitment Agreements.  The Upfront Fees (as defined in the Exit Facility Term Sheet attached to the Global RSA) are hereby approved and the Debtors are authorized and directed to pay the Upfront Fees in accordance with, and to the extent they become payable under, the terms of the Exit Facility.

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M.	Exemption from Certain Transfer Taxes.

38.          To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit Facility or, as applicable, the Alternative Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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N.	Exemption From Securities Laws.

39.         The offering, issuance and distribution of the shares of New Common Stock pursuant to the Plan (excluding the Rights Offering) shall be exempt from any federal or state securities law registration requirements, including section 5 of the Securities Act, pursuant to section 1145 of the bankruptcy Code.  In addition, such shares of New Common Stock may be sold without registration under the Securities Act or other federal securities laws and will be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the United States Securities and Exchange Commission (“SEC”), if any, applicable at the time of any future transfer of such securities or instruments and (b) the restrictions, if any, on the transferability of such security and instruments in the organizational documents set forth in the Plan Supplement or other constituent documents.  The offering, issuance and distribution of New Common Stock under the Rights Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and under state “Blue Sky” laws, or any similar rules, regulations, or statutes.

40.       The offering, issuance, distribution and sale of the New Common Stock in connection with the Rights Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D of the Securities Act (“Regulation D”) thereunder, and under state “Blue Sky” laws, or any similar rules, regulations, or statutes.

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O.	Return of Adequate Assurance Deposits.

41.          All utilities, including any Entity that received a deposit or other form of adequate assurance of future performance under section 366 of the Bankruptcy Code during the Chapter 11 Cases on account of the Court granting a final order on the Motion of Debtors Pursuant to 11 U.S.C. §§ 366 And 105(A) for Entry of a Final Order (I) Prohibiting Utility Providers From Altering, Refusing, Or Discontinuing Utility Service; (II) Determining Adequate Assurance of Payment For Future Utility Services; (III) Establishing Procedures for Determining Adequate Assurance of Payment; and (IV) Granting Related Relief [ECF No. 77], shall return such funds to the Debtors or the Reorganized Debtors, as applicable, either by setoff against post-petition indebtedness or by cash refund, within thirty (30) days following the Effective Date.

P.	Preservation of Causes of Action and Settlement of Ordinary Litigation Claims.

42.       In accordance with section 1123(b)(3) of the Bankruptcy Code, but subject to the releases set forth in Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Retained Causes of Action Schedule, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than: (a) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan; and (b) any preference actions under section 547(b) of the Bankruptcy Code, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

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43.         The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan.  Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Retained Causes of Action Schedule must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date.  Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court.  If there is any dispute regarding the inclusion of any Cause of Action on the Retained Causes of Action Schedule that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court.  Unless any Causes of Action of the Debtors against an Entity are expressly waived relinquished, exculpated, released, compromised, or settled in the Plan (including in Article VIII of the Plan) or this Confirmation Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

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44.          The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, File, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

Q.	Corporate Action.

45.          On the Effective Date, all other actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of the Debtors, the Reorganized Debtors, or any other Entity, including: (a) assumption or rejection, as applicable, of Executory Contracts and Unexpired Leases; (b) the execution of and entry into the Exit Facility or, as applicable, the Alternative Exit Facility; and (c) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the company structure of the Debtors or the Reorganized Debtors, and any company action required by the Debtors or the Reorganized Debtors in connection with the Plan (including the Global RSA and Backstop Commitment Agreements), shall be deemed to have timely occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

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R.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

46.          Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each of the Debtors shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, limited partnership or other form of Entity, as the case may be, with all of the powers of such Entity under applicable law in the jurisdiction in which each Debtor is organized, incorporated, or otherwise formed and pursuant to such Debtor’s articles of incorporation or formation, operating agreement, by-laws (or other analogous formation and governance documents) in effect immediately prior to the Effective Date (provided that such organizational documents shall be amended to prohibit the Reorganized Debtor from issuing non-voting equity securities, to the extent necessary to comply with section 1123(a) of the Bankruptcy Code), without prejudice to any right of the Reorganized Debtors to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date, and on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtors, free and clear of all Claims, Liens, charges, other encumbrances, Interests and other interests.

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47.        On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

S.	Reinstated Claims.

48.          Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing shall affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim, including, but not limited to, legal and equitable rights of setoff and/or recoupment against the Holders of any Reinstated Claims; provided, however, that the foregoing shall not apply with respect to any RBL Claims and Term Loan Claims, which are Allowed in full under the Plan without defenses, counterclaims, setoff or recoupment.  Additionally, and notwithstanding anything contained in the Plan to the contrary, any Unimpaired Claim in Classes 1, 2, 6, 7, and 8 not paid in full in Cash by the Debtor on the Effective Date (or as soon thereafter as reasonably practicable) shall constitute a Reinstated Claim.

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T.	Professional Fee Claims.

49.         All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court.  The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Claim Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Claim Reserve Amount on the Effective Date.  Objections to any Professional Claim must be filed and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Claim.  Any such objections that are not consensually resolved may be set for a hearing on twenty-one (21) days’ notice by the Professional asserting such Professional Claim.  The Reorganized Debtors shall promptly pay all amounts owed on account of Professional Claims upon entry of an order of the Court allowing such Claims on a final basis.

50.         From and after the Effective Date, the Debtors or Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or Reorganized Debtors.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

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51.          The Debtors or Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Term Loan Agent (including legal fees and expenses) to the extent provided in Section 12.03(a) of the Term Loan Credit Agreement (which obligations of the Debtors shall vest in the Reorganized Debtors on the Effective Date) and the DIP Agent and the RBL Agent, in each case, to the extent provided in the DIP Credit Agreement and the RBL Credit Agreement, as applicable (which obligations of the Debtors shall vest in the Reorganized Debtors on the Effective Date).

52.        Notwithstanding anything to the contrary in this Confirmation Order and the Plan (including, without limitation, the releases set forth in Article VIII.D of the Plan), the indemnification and expense reimbursement obligations of the Term Loan Lenders in Sections12(c), (e), and (f) of the Term Loan Credit Agreement and the indemnification and expense reimbursement obligations to the RBL Agent and the RBL Lenders shall survive the Effective Date of the Plan.

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U.	Treatment of Executory Contracts and Unexpired Leases.

1.	Assumption of Executory Contracts and Unexpired Leases.

53.        The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan, including the procedures regarding the resolution of any and all disputes concerning the assumption of such Executory Contracts and Unexpired Leases, are hereby approved in their entirety.  Pursuant and subject to Article VI of the Plan, as of the Effective Date, all Executory Contracts or Unexpired Leases, including the Global RSA and Backstop Commitment Agreements, shall be assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365(a) and 1123 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease: (a) has previously been rejected by a Final Order of the Court; (b) has previously been rejected by an order of the Court as of the Confirmation Date, which order becomes a Final Order after the Confirmation Date; or (c) is the subject of a Rejection Motion or Lease Rejection Notice pending as of the Confirmation Date and is subsequently rejected by a Final Order of the Court.  Any provision in any contract or lease assumed by the Debtors (an “Assumed Contract” or “Assumed Lease”) that prohibits or conditions the assumption and assignment of any such Assumed Contract or Assumed Lease or allows the party to any such Assumed Contract or Assumed Lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assumption and assignment of any such Assumed Contract or Assumed Lease, constitutes an unenforceable anti-assignment provision that is void and of no force or effect in connection with the Reorganized Debtors’ assumption of any such Assumed Contract or Assumed Lease pursuant to the Plan and this Confirmation Order; therefore, consummation of the transactions contemplated by the Plan shall not entitle the non-Debtor party to any Assumed Contract or Assumed Lease to exercise any default-related rights with respect thereto.  This Confirmation Order shall constitute an order of the Court under sections 365 and 1123 of the Bankruptcy Code approving the assumptions of Assumed Contracts and Assumed Leases (including the Global RSA and Backstop Commitment Agreements), as described herein, as of the Effective Date.

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2.	Cure of Executory Contracts and Unexpired Leases.

54.         Unless a party to an Executory Contract or Unexpired Lease has objected to the Cure amount identified in the Plan Supplement and any amendments thereto, as applicable, the Debtors shall pay such Cure amounts in accordance with the terms of the Plan and the assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease.  Any disputed Cure amounts shall be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and non-bankruptcy law.

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55.         Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, shall be deemed Disallowed and expunged as of the later of (1) the date of entry of this Confirmation Order approving such assumption, (2) the effective date of such assumption, or (3) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Assumption of Insurance Contracts.

56.         Notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Definitive Documentation, the Plan Supplement, the Global RSA, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release or requires a party to opt out of any releases): on and after the Effective Date (i) each of the Debtors’ Insurance Contracts shall be treated as Executory Contracts under the Plan and the Debtors and Reorganized Debtors jointly and severally shall be deemed to have assumed the Insurance Contracts pursuant to sections 105 and 365 of the Bankruptcy Code; (ii) nothing shall alter, amend or otherwise modify the terms and conditions of the Insurance Contracts except that, on and after the Effective Date, the Reorganized Debtors shall become and remain jointly and severally liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim or an Administrative Expense Claim, or to object to any Cure; and (iii) the automatic stay of Bankruptcy Code section 362(a) and the injunction set forth in Article VIII.F of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (a) claimants with valid workers’ compensation claims or with valid direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (b) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (1) workers’ compensation claims, (2) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunction set forth in Article VIII.F of the Plan to proceed with its claim, and (3) all costs in relation to each of the foregoing; and (c) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

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V.	Distributions under the Plan.

57.          The provisions governing distributions contained in Article VI of the Plan are hereby approved in their entirety.

W.	Procedures for Resolving Disputed Claims.

58.          The procedures for resolving disputed claims contained in Article VII of the Plan are hereby approved in their entirety.  The Debtors and the Reorganized Debtors are authorized, consistent with the terms of the Plan and this Confirmation Order, to settle, pay, or otherwise resolve Claims, and the Court shall, except as otherwise provided in the Plan or this Confirmation Order, retain jurisdiction to resolve, at the request of the Debtors or the Reorganized Debtors, any such Claims that the Debtor or Reorganized Debtor is unable to resolve consensually with the Holders thereof.

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X.	Setoff and Recoupment.

59.         Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either: (a) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim; or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Y.	Termination of Challenge Period and Dismissal of the Committee’s Standing Motion.

60.          Pursuant to the Final DIP Order and the Stipulation Between the Debtors, the Existing RBL Agent, the Existing Second Lien Agent, and the Official Committee of Unsecured Creditors Extending the Committee Challenge Period [ECF No. 428], the Challenge Deadline (as defined in the Final DIP Order) expired on September 23, 2019, and the stipulations, admissions, findings, relief, releases, and other provisions contained in the Final DIP Order shall be binding on the Debtors’ estates and all parties in interest.

61.          The Committee’s Motion for Leave, Standing, and Authority to Prosecute Causes of Action on Behalf of the Debtors’ Estates [ECF No. 527] is hereby dismissed with prejudice.

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Z.	Dissolution of Committee and Cessation of Fee and Expense Payment.

62.          On the Effective Date, the Committee shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; provided, however, that the Committee may continue to have standing for the limited purpose of Filing final fee applications with respect to Professionals retained by the Committee and defending any objections to payment of such Professional Claims.  The reasonable fees and expenses incurred by the Professionals retained by the Committee in Filing any final fee applications after the Effective Date shall be paid by the Reorganized Debtors without further order of the Bankruptcy Court; provided that the Reorganized Debtors shall no longer be responsible for paying any other fees or expenses incurred by the members of or Professionals retained by the Committee after the Effective Date.

AA.	Term of Injunctions or Stays.

63.         Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

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BB.	Cancellation of Existing Securities and Agreements.

64.          On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other similar documents evidencing Claims or Interests, shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such canceled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.  Notwithstanding the occurrence of the Confirmation Date, Effective Date, or anything to the contrary herein, but subject to any applicable provisions of Article VI of the Plan, the Global RSA, the Final DIP Order, the DIP Credit Agreement, the RBL Credit Agreement, the Term Loan Credit Agreement, and the Indentures shall continue in effect solely to the extent necessary to: (1) permit Holders of Claims under the DIP Credit Agreement, the RBL Credit Agreement, the Term Loan Credit Agreement, and the Indentures to receive their respective Plan Distributions, as applicable; (2) permit the Reorganized Debtors, the DIP Agent, the RBL Agent, the Term Loan Agent, and the Indenture Trustee to make or assist in making, as applicable, Plan Distributions on account of the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable, and deduct therefrom such reasonable compensation, fees, and expenses (a) due to the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee, as applicable, or (b) incurred by the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee in making such Plan Distributions; and (3) permit the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan. Except as provided in the Plan (including Article VI of the Plan), on the Effective Date, the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee, and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable.  The commitments and obligations (if any) of the DIP Lenders, RBL Lenders, the lenders under the Term Loan Credit Agreement, or the Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

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CC.	Mineral Interests.

65.         The legal and equitable rights, interests, defenses, and obligations of lessors under the Debtors’ oil and gas leases, Holders of certain other mineral interests related to the Debtors’ oil and gas properties, owners of non-operating working interests in the Debtors’ oil and gas properties, counterparties to the Debtors’ joint operating agreements, and Holders of Claims related to joint interest billings and other similar working interests shall not be impaired in any manner by the provisions of the Plan.  Nor shall anything in the Plan impair the related legal and equitable rights, interests, defenses, or obligations of the Debtors or the Reorganized Debtors.  To the extent applicable, such Claims, rights or interests shall be Reinstated pursuant to the Plan.

DD.	Payment of Statutory Fees.

66.         All fees payable pursuant to 28 U.S.C. § 1930, as determined by this Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Chapter 11 Cases or an order of dismissal or conversion, whichever comes first.

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EE.	Payment of Fees Under Global RSA and Backstop Commitment Agreements.

67.       On or before the Effective Date, the Debtors or Reorganized Debtors (as applicable) shall indefeasibly pay all fees, expenses and disbursements of the RBL Agent and the Supporting Creditors that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the Global RSA, Backstop Commitment Agreements, or any order of the Court (including the fees and expenses incurred by Latham & Watkins LLP; PJT Partners, Inc.; Orrick, Herrington & Sutcliffe LLP; RPA Advisors, LLC; Porter Hedges LLP; Davis Polk & Wardwell LLP; Houlihan Lokey Capital, Inc. (including, subject to the prior written consent of the Plan Sponsor, the Deferred Fee, as defined in its engagement letter); and Rapp & Krock, PC).  The Debtors’ obligation to reimburse the RBL Agent and the Supporting Creditors under the Global RSA and/or Backstop Commitment Agreements for all fees, expenses, and disbursements (including the fees and expenses incurred by Latham & Watkins LLP; PJT Partners, Inc.; Orrick, Herrington & Sutcliffe LLP; RPA Advisors, LLC; Porter Hedges LLP; Davis Polk & Wardwell LLP; Houlihan Lokey Capital, Inc.; and Rapp & Krock, PC), to the extent not indefeasibly paid in full in Cash on the Effective Date or otherwise satisfied by the Debtors in a manner acceptable to the RBL Agent and the Supporting Creditors, as applicable, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or this Confirmation Order, notwithstanding any provision hereof or thereof to the contrary.  For the avoidance of doubt, professionals for RBL Agent and the Supporting Creditors do not need to file an application with the Court for Allowance of their claims for fees, expenses, or reimbursements payable under the terms of the RBL Credit Agreement, the Global RSA or Backstop Commitment Agreements, which shall be treated as Administrative Expense Claims and shall be paid in full, in Cash, on or before the Effective Date, without application or approval by the Court.  In addition, the Debtors or Reorganized Debtors (as applicable) shall continue to pay post‑Effective Date, when due and payable, the reasonable and documented fees and expenses directly related to implementation, consummation and defense of the Plan of the professionals for the RBL Agent and the Supporting Creditors to the extent payable in accordance with the Global RSA or Backstop Commitment Agreements.

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FF.	Retention of Jurisdiction.

68.        Notwithstanding the entry of this Confirmation Order, the occurrence of the Effective Date, or the closing of the Chapter 11 Cases, and without limiting any other retention of jurisdiction set forth in this Confirmation Order, pursuant to sections 105 and 1142 of the Bankruptcy Code, the Court, except as otherwise explicitly provided in the Plan or this Confirmation Order, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases to the fullest extent permitted by law, including, but not limited to, jurisdiction over the matters set forth in Article XI of the Plan.

GG.	Reports.

69.         After the Effective Date of the Plan, the Debtors have no obligation to file with the Court or serve on any parties reports that the Debtors were obligated to file under the Bankruptcy Code or a Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed before such Effective Date), ordinary course professional reports, and monthly or quarterly reports for Professionals; provided, however, that the Debtors will comply with the U.S. Trustee’s quarterly reporting requirements.  From Confirmation through the Effective Date of the Plan, the Debtors will file such reports as are required under the Bankruptcy Local Rules.

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HH.	Closing of Chapter 11 Cases.

70.          The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided, that the Reorganized Debtors may, in their discretion, close certain of the Chapter 11 Cases while allowing other Chapter 11 Cases to continue for the purposes of making distributions on account of Claims or administering to Claim as set forth in the Plan, or for any other provision set forth in the Plan.

II.	Resolutions to Objections and Comments of Certain Non-Debtor Entities.

1.	Provisions Regarding Certain Governmental Unit Liabilities.

71.          Nothing in the Plan, Confirmation Order, or Plan Documents discharges, releases, precludes, or enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a Claim; (ii) any Claim of a Governmental Unit first arising on or after the Confirmation Date; (iii) any liability to a Governmental Unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in the Plan or Confirmation Order enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.

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72.        Further, nothing in the Plan, Confirmation Order authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police or regulatory law.  Nothing in the Plan or Confirmation Order shall contravene section 525 of the bankruptcy code or the Protections against Discriminatory Treatment found in the plan at Article VIII.H. Nothing in the Plan Confirmation Order shall affect any setoff or recoupment rights of any Governmental Unit.  Nothing in the Plan or Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret the Plan or Confirmation Order or to adjudicate any defense asserted under the Plan or Confirmation Order.

2.	Texas Taxing Entities.

73.       Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Texas Taxing Entities (collectively, the “Taxing Entities”)2 shall retain their statutory liens securing their prepetition claims, if applicable, and post-petition taxes, until such time as the Allowed amount of such pre-petition tax claims and post-petition taxes is paid in full.  Nothing in the Plan or this Confirmation Order shall be construed as an admission as to the validity of any claim asserted by the Taxing Entities against the Debtors or a waiver of the Debtors’ rights to subsequently dispute such claim on any grounds.

2 The Texas Taxing Entities include the following: Anderson County, Buffalo I. S. D., Cherokee County, Cherokee CAD, City of Centerville, Comstock I. S. D., Freestone County, Harrison County, Harrison CAD, Leon I.S.D., Limestone County, Lynn CAD, Midland CAD, Reeves County, Terry CAD; Andrews Independent School District, Andrews County Tax Office, Aspermont Independent School District, Borden County Appraisal District, Buena Vista Independent School District, Cochran County Tax Office, Crockett County Tax Office, Dawson County Central Appraisal District, Gaines County Appraisal District, Garza County Appraisal District, Garza County Tax Office, Glasscock County Tax Office, Greenwood Independent School District, Hockley County Tax Office, Howard County Tax Office, Iraan-Sheffield Independent School District, Kent County Appraisal District, Kermit Independent School District, Lamb County Appraisal District, Lubbock Central Appraisal District, Martin County Appraisal District, Martin County Tax Office, Midland County, Midland County Utility District, Schleicher County Appraisal District, Scurry County Tax Office, Stonewall County, Sutton County Appraisal District, Upton County Appraisal District, Wink-Loving Independent School District, Yoakum County Tax Office, Nolan County, Roscoe Independent School District, Blackwell Independent School District, Mitchell County, Colorado Independent School District, Westbrook Independent School District, Houston County, Cass County, Nacogdoches County, et al, Burleson County, et al, Chillicothe Independent School District, Baylor County, Goldburg Independent School District, Gray County Tax Office, Moore County Tax Office, Hutchinson County Tax Office; Atlanta ISD, Cayuga ISD, Crane County, Culberson Co – Allamoore ISD, Culberson County, Ector CAD, Harris County, Houston CAD, Loving County, Montague County, Montgomery County, Pecos County, Reagan County, Reeves County, Robertson County, Rusk County, San Augustine County, Shelby County, Smith County, Sterling County, Ward County and Winkler County (in response to objections filed at ECF Nos. 495, 669, and 686).

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74.         In resolution of the objections of the Taxing Entities to confirmation of the Debtors’ Plan, regardless of Plan provisions elsewhere to the contrary, the secured ad valorem tax Claims of these Tax Claimants shall, if not paid in full in the ordinary course of business, be paid within thirty (30) days of allowance of such Claim, together with interest calculated from and after the date such ad valorem tax Claims of these Tax Claimants shall become due at the applicable rate under section 511 of the Bankruptcy Code; provided, however, in any event, that the Reorganized Debtors reserve all non-bankruptcy defenses to such ad valorem tax Claims, as well as the right to prepay all or a portion of any such amounts at any time with no prepayment penalty.  The Reorganized Debtors shall pay all post-petition ad valorem tax liabilities (tax year 2020) owing to the Taxing Entities in the ordinary course of business as such tax debts come due and prior to said ad valorem taxes becoming delinquent without the need of the Taxing Entities to file an administrative expense claim and/or request for payment.

3.	Provision Regarding Texas Comptroller.

75.          Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, these provisions will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (1) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any non-debtor third parties for tax debts or claims; (3) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on the Texas Comptroller's administrative expense tax claims; (4) to the extent that interest is payable with respect to any administrative expense, priority or secured tax claim of the Texas Comptroller, the interest rate shall be the statutory interest rate, currently 6.25% per annum; and (5) the Texas Comptroller is not required to file a motion or application for payment of administrative expense claims; the Texas Comptroller’s administrative expense claims are allowed upon filing, subject to objection on substantive grounds.

37

76.          Allowed priority tax claims owed to the Comptroller, if any, subject to the Debtor’s rights pursuant to applicable law, shall be paid in full (1) on the Effective Date; (2) in equal monthly installments of principal and interest no later than sixty (60) months of the Debtor’s bankruptcy Petition Date; or (3) as otherwise agreed to by the Comptroller.  The Comptroller’s priority tax claims shall accrue interest at the statutory rate of interest, currently 6.25% per annum, from the Plan’s Effective Date until paid in full.

4.	Provisions Regarding the United States Department of the Interior.

77.        Notwithstanding any provision to the contrary in the Plan, Confirmation Order, or Plan Documents, nothing shall discharge, release, preclude, or enjoin (i) any liability to  Governmental Unit or Indian Tribe that is not a Claim; (ii) any Claim of a Governmental Unit or Indian Tribe arising on or after the Effective Date; (iii) any police or regulatory liability to a Governmental Unit or Indian Tribe on the part of any Entity as the owner, permittee, or operator of property after the Effective Date; or (iv) any liability to a Governmental Unit or Indian Tribe on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in the Plan Documents enjoin or otherwise bar a Governmental Unit or Indian Tribe from asserting or enforcing, outside this Court, any liability described in the preceding sentence.

38

78.        Nothing in the Plan, this Confirmation Order, or Plan Documents shall affect the rights of the United States (including any agencies or sub-agencies thereof) to: (i) assert setoff and recoupment and such rights are expressly preserved; (ii) be construed as a compromise or settlement of any claim, interest or cause of action of the United States; or (iii) be deemed to alter the actual distribution dates of Disputed Claims that become Allowed Claims or affect the entitlement of the United States to the payment of interest on its Allowed Claims.  Moreover, nothing in the Plan Documents shall affect the treatment of any interest in contracts, leases, covenants, operating rights agreements, rights-of-use and easement, and rights-of-way or other interests or agreements with the federal government, with any Indian Tribe, or involving federal land or minerals (collectively, the “Federal Lease(s)”).

79.         For the avoidance of doubt and without limiting the foregoing, any assumption, assignment, and/or transfer of any interests in the Federal Leases will be ineffective absent the consent of the United States.  Nothing in the Plan Documents shall be interpreted to set cure amounts or require the United States to novate, approve or consent to the assumption, sale, assignment and/or transfer of any interests in the Federal Leases except pursuant to existing regulatory requirements and applicable law; provided, however, that the Debtors or Reorganized Debtors shall submit to Office of Natural Resources Revenue (“ONRR”) all missing production reports and associated royalty reports for the Federal Leases and pay the associated royalties plus accrued interest upon the later of: (i) the Effective Date; or (ii) twenty-one (21) days after the Effective Date.  If the Debtors or Reorganized Debtors and/or their transferee(s) or assignee(s) do not timely pay these amounts, late payment charges will be due on the untimely payment at the rate established by 30 C.F.R. 1218.54.

39

80.          Moreover, nothing in the Plan Documents shall be interpreted to release the Debtors or Reorganized Debtors from any reclamation, plugging and abandonment, or other operational requirement under applicable Federal law; to address or otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases, as determined by the United States, that must be met by the Debtors, the Reorganized Debtors, or their successors and assigns on the Federal Leases going forward; or to impair audit rights.  In addition, nothing in the Plan Documents nullify the United States’ right to assert, against the Debtors and their estates or the Reorganized Debtors, any decommissioning liability and/or claim arising from the Debtors or Reorganized Debtors interest in any Federal Lease not assumed by the Debtors or Reorganized Debtors.

81.          Moreover, notwithstanding any provision to the contrary in the Plan, Confirmation Order, or Plan Documents, the United States will retain and have the right to audit and/or perform any compliance review and, if appropriate, collect from the Debtors, the Reorganized Debtors, and/or their successor(s) and assign(s) in full any additional monies owed by the Debtors or Reorganized Debtors prior to the assumption and/or assignment of the Federal Leases without those rights being adversely affected by these Chapter 11 Cases. Such rights shall be preserved in full as if this bankruptcy had not occurred. The Debtors, the Reorganized Debtors, and their successors and assigns, will retain all defenses and/or rights, other than defenses and/or rights arising from these Chapter 11 Cases, to challenge any such determination; provided, however, that any such challenge, including any challenge associated with these Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by the Department of the Interior. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996, 30 U.S.C. § 1702, et seq.

40

82.          Notwithstanding anything to the contrary in the Plan Documents, Audit Case No. 19.00079.001 commenced on May 30, 2019, shall survive unaffected by the entry of this Confirmation Order.

5.	United States Securities and Exchange Commission.

83.       Notwithstanding any language to the contrary contained in the Plan and/or this Confirmation Order, no provision of the Plan or this Confirmation Order shall (a) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or (b) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-debtor person or non-debtor entity in any forum.

6.	Crichton Lawsuit

84.         Nothing contained in the Plan, Confirmation Order, or Plan Documents, including, but not limited to, any discharge or release provisions, shall alter or impact any rights or claims of David Crichton asserted against the Debtors or Reorganized Debtors in Crichton v. Legacy Reserves Operating, LP, No. 41636 (Wyo. 9th Dist. Sept. 7, 2017) currently pending in the Fremont County, Wyoming (the “Crichton Litigation”) and each of the Debtors’ or Reorganized Debtors’ and David Crichton’s rights in relation to the Crichton Litigation are fully preserved.

JJ.	Directors and Officers of Reorganized Debtors.

85.          As of the Effective Date, the term of the current members of the board of directors of Legacy Reserves shall expire, and all of the directors for the initial term of the New Board shall be appointed in accordance with the Governance Term Sheet and the Stockholders Agreement.  The New Board be determined in accordance with Article IV.M of the Plan.

41

KK.	Employee Obligations.

86.        Except as otherwise provided in the Plan or the Plan Supplement, the Reorganized Debtors shall honor the Debtors’ written contracts, agreements, policies, programs, plans, and Insurance Policies for, among other things, compensation, reimbursement, indemnity, health care benefits, disability benefits, vacation and sick leave benefits, workers’ compensation claims, savings, severance benefits, including in the event of a change of control, retirement benefits, welfare benefits, relocation programs, certain grandfathered benefits, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time (including any compensation programs approved by the Court); provided that the consummation of the transactions contemplated herein shall not constitute a “change in control” with respect to any of the foregoing arrangements. To the extent that the above-listed written contracts, agreements, policies, programs, plans, and Insurance Policies are Executory Contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, each of them will be deemed assumed as of the Effective Date and assigned to the Reorganized Debtors.

LL.	Management Incentive Plan.

87.          On the Effective Date or as soon as practicable thereafter, the New Board is authorized to adopt and implement the Management Incentive Plan pursuant to the terms set forth in the term sheet attached to the Disclosure Statement as Exhibit C to the Global RSA Term Sheet.  The New Board is authorized to determine the timing and specific allocation of New Common Stock in Reorganized Legacy Reserves.

42

MM.	Governmental Approvals Not Required.

88.          Except as otherwise specifically provided herein, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and the Disclosure Statement, and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto.

NN.	Post-Confirmation Notices and Bar Dates.

89.          Pursuant to Bankruptcy Rules 2002 and 3020(c), no later than seven (7) days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice.  To supplement the notice procedures described in the preceding sentence, no later than fourteen (14) days after the Effective Date, the Reorganized Debtors must cause the Notice of Effective Date, modified for publication, to be published on one occasion in USA Today (national edition), the Houston Chronicle, the Wall Street Journal, and the Midland Reporter-Telegram.   Mailing and publication of the Notice of Effective Date in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c).

43

90.         The Notice of Effective Date will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

91.         Except as otherwise provided in the Plan, requests for payment of General Administrative Expense Claims must be filed no later than the Administrative Expense Claims Bar Date.  Holders of General Administrative Expense Claims that are required to file and serve a request for such payment of such General Administrative Expense Claims that do not file and serve such a request by the General Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Expense Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Court.  For the avoidance of doubt, pursuant to the Plan, the Administrative Expense Claims Bar Date does not apply to the DIP Agent or the DIP Lenders with respect to the DIP Claims.

OO.	Plan and Confirmation Order Nonseverable and Mutually Dependent.

92.        The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

PP.	Post-Confirmation Modifications.

93.          Subject to the limitations set forth in the Plan, and subject to the terms of the Global RSA, after entry of this Confirmation Order but prior to the substantial consummation of the Plan the Debtors may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code; provided, however, that the Debtors shall file any such altered, amended or modified version of the Plan on the docket of the Chapter 11 Cases concurrently with the Notice of Effective Date.  Notwithstanding the foregoing, subject to the terms of the Global RSA and Backstop Commitment Agreements, the Debtors are authorized to make appropriate technical adjustments, remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Plan Documents, and this Confirmation Order.

44

QQ.	Confirmation Order Supersedes.

94.        This Confirmation Order shall supersede any Court orders issued in the Chapter 11 Cases prior to the Confirmation Date that may be inconsistent with this Confirmation Order, in each case solely to the extent of the inconsistency.

RR.	Conflicts Between This Confirmation Order and the Plan.

95.          To the extent that any provision of the Disclosure Statement or any other order of the Court (other than this Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing) conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control.  To the extent that any provision in the Plan conflicts with or is in any way inconsistent with any provision of this Confirmation Order, this Confirmation Order shall govern and control.

SS.	Recording.

96.          The Debtors and the Reorganized Debtors are authorized to deliver a notice or short form of this Confirmation Order, with the Plan attached (in a form complying with any applicable non-bankruptcy rules or regulations), to any state or local recording officer, and such officer shall accept for filing such documents or instruments without charging any stamp tax, recording tax, personal property transfer tax, mortgage, or other similar tax.  Such notice (a) shall have the effect of an order of this Court and (b) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers.  The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

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TT.	Documents, Mortgages, and Instruments.

97.          Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, the transactions contemplated thereby, and this Confirmation Order.

UU.	Substantial Consummation.

98.          Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

VV.	Applicable Non-Bankruptcy Law.

99.        Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan and any related documents, or any amendments or modifications thereto, shall apply and are enforceable notwithstanding any otherwise applicable non-bankruptcy law.

WW.	Waiver of Stay

100.       The requirements under Bankruptcy Rule 3020(e) that an order confirming a Plan is stayed until the expiration of fourteen (14) days after entry of the order is hereby waived.  This Confirmation Order is a Final Order and shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062.  The Debtors are authorized to consummate the Plan on any business day after entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions set forth in Article IX.B of the Plan.

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XX.	Certified Copy of This Confirmation Order.

101.        The Clerk of the Court is authorized to provide the Reorganized Debtors, upon written request, a certified copy of this Confirmation Order (without exhibits and attachments).

YY.	Effectiveness of Confirmation Order; Final Order.

102.      For good cause shown, notwithstanding Bankruptcy Rules 3020(e) and 6004(h), or any other provision of the Bankruptcy Code or the Bankruptcy Rules, this Confirmation Order shall be effective immediately.  This Confirmation Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing, and the period in which an appeal must be filed shall commence upon entry hereof.

103.       The Interim Compensation Order (ECF No. 263) remains in effect and interim fees must continue to be paid pursuant to the terms of that order.

ZZ.	The Record.

104.         The record of the Confirmation Hearing is closed.

Dated: November 15, 2019
/s/ Marvin Isgur
Houston, Texas	Marvin Isgur United States Bankruptcy Judge

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Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
LEGACY RESERVES INC.[1]	§	Case No. 19-33395 (MI)
§
Debtors.	§	(Jointly Administered)
§

JOINT CHAPTER 11 PLAN OF REORGANIZATION
FOR LEGACY RESERVES INC. AND ITS DEBTOR AFFILIATES

SIDLEY AUSTIN LLP	SIDLEY AUSTIN LLP

Duston McFaul (24003309)
Charles M. Persons (24060413)
Michael Fishel (24082998)
Maegan Quejada (24105999)
1000 Louisiana Street, Suite 5900
Houston, Texas 77002
Telephone:  (713) 495-4500
Facsimile:  (713) 495-7799
James F. Conlan Bojan Guzina (admitted pro hac vice) Andrew F. O’Neill (admitted pro hac vice) One South Dearborn Street Chicago, Illinois 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036

Attorneys for the Debtors and Debtors in Possession
Dated:  November 4, 2019

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are:  Legacy Reserves Inc. (9553); Legacy Reserves GP, LLC (1065); Legacy Reserves LP (1069); Legacy Reserves Finance Corporation (1181); Legacy Reserves Services LLC (2710); Legacy Reserves Operating LP (7259); Legacy Reserves Energy Services LLC (1233); Legacy Reserves Operating GP LLC (7209); Dew Gathering LLC (4482); Pinnacle Gas Treating LLC (3711); Legacy Reserves Marketing LLC (7593).  The location of the Debtors’ service address is: 303 W. Wall St, Suite 1800, Midland, TX 79701.

TABLE OF CONTENTS

ARTICLE I.	DEFINED TERMS AND RULES OF INTERPRETATION	1

A.	Defined Terms	1
B.	Rules of Interpretation	21
C.	Computation of Time	21
D.	Reference to Monetary Figures	21
E.	Reference to the Debtors or the Reorganized Debtors	22
F.	Controlling Document	22
G.	Consent Rights	22

ARTICLE II.	ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY CLAIMS	22

A.	Administrative Expense Claims	22
B.	DIP Claims	23
C.	Professional Claims	24
D.	Payment of Fees Under Global RSA and Backstop Commitment Agreements	25
E.	Priority Tax Claims	25

ARTICLE III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	25

A.	Classification of Claims and Interests	25
B.	Treatment of Claims and Interests	26
C.	Special Provision Governing Unimpaired Claims	31
D.	Elimination of Vacant Classes	31
E.	Acceptance or Rejection of this Plan	31
F.	Intercompany Interests	32
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	32
H.	Controversy Concerning Impairment	32
I.	Subordinated Claims	32

ARTICLE IV.	MEANS FOR IMPLEMENTATION OF THIS PLAN	33

A.	General Settlement of Claims and Interests	32
B.	Restructuring Transactions	33
C.	Reorganized Debtors	34
D.	Sources for Plan Distributions	34
E.	Holders of Working and Similar Interests	37
F.	Corporate Existence	38
G.	Vesting of Assets in the Reorganized Debtors	38
H.	Cancellation of Existing Securities and Agreements	38
I.	Corporate Action	39
J.	New Organizational Documents	40
K.	Stockholders’ Agreement	40
L.	Indemnification Provisions in Organizational Documents	40
M.	Directors and Officers of the Reorganized Debtors	40
N.	Effectuating Documents; Further Transactions	41
O.	Section 1146 Exemption	42
P.	Director and Officer Liability Insurance	42

i

Q.	Management Incentive Program	42
R.	Employee and Retiree Benefits	43
S.	Preservation of Causes of Action	43
T.	Third Party Investors	44
U.	Waiver of Notes Claims by Debtors	44

ARTICLE V.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	44

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	44
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	45
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	46
D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	47
E.	Insurance Policies	47
F.	Reservation of Rights	48
G.	Nonoccurrence of Effective Date	48
H.	Employee Compensation and Benefits	48
I.	Contracts and Leases Entered Into after the Petition Date	49

ARTICLE VI.	PROVISIONS GOVERNING DISTRIBUTIONS	49

A.	Distributions on Account of Claims Allowed as of the Effective Date	49
B.	Disbursing Agent	50
C.	Rights and Powers of Disbursing Agent	50
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	50
E.	Manner of Payment	52
F.	Exemption from Registration Requirements	52
G.	Compliance with Tax Requirements	53
H.	Allocations	53
I.	No Postpetition Interest on Claims	53
J.	Foreign Currency Exchange Rate	54
K.	Setoffs and Recoupment	54
L.	Claims Paid or Payable by Third Parties	54

ARTICLE VII.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	55

A.	Allowance of Claims.	55
B.	Claims Administration Responsibilities	55
C.	Adjustment to Claims without Objection	55
D.	Time to File Objections to Claims	56
E.	Disallowance of Claims or Interests	56
F.	Amendments to Proofs of Claim	56
G.	No Distributions Pending Allowance	56
H.	Distributions after Allowance	57

ARTICLE VIII.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	57

ii

A.	Discharge of Claims and Termination of Interests	57
B.	Release of Liens	58
C.	Releases by the Debtors	58
D.	Releases by the Releasing Parties	59
E.	Exculpation	60
F.	Injunction	61
G.	Provision Regarding SEC	62
H.	Protections against Discriminatory Treatment	62
I.	Reimbursement or Contribution	62

ARTICLE IX.	CONDITIONS PRECEDENT TO CONFIRMATION	62

AND CONSUMMATION OF THIS PLAN		62

A.	Conditions Precedent to the Effective Date	62
B.	Waiver of Conditions	65
C.	Effect of Failure of Conditions	65
D.	Substantial Consummation	65

ARTICLE X.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN	65

A.	Modification and Amendments	65
B.	Effect of Confirmation on Modifications	66
C.	Revocation or Withdrawal of Plan	66

ARTICLE XI.	RETENTION OF JURISDICTION	66

ARTICLE XII.	MISCELLANEOUS PROVISIONS	69

A.	Immediate Binding Effect	68
B.	Additional Documents	68
C.	Payment of Statutory Fees	69
D.	Dissolution of Committee and Cessation of Fee and Expense Payment	69
E.	Reservation of Rights	70
F.	Successors and Assigns	70
G.	Notices	70
H.	Term of Injunctions or Stays	71
I.	Entire Agreement	72
J.	Exhibits and Annexes	72
K.	Nonseverability of Plan Provisions	72
L.	Votes Solicited in Good Faith	72
M.	Governing Law	73
N.	Closing of Chapter 11 Cases	73
O.	Waiver or Estoppel	73

ANNEX I	Equity Allocations

iii

INTRODUCTION

Legacy Reserves Inc., a Delaware corporation (“Legacy Reserves”); Legacy Reserves GP, LLC, a Delaware LLC; Legacy Reserves LP, a Delaware limited partnership; Legacy Reserves Finance Corporation, a Delaware corporation; Legacy Reserves Operating LP, a Delaware limited partnership; Legacy Reserves Services LLC, a Texas LLC; Legacy Reserves Energy Services, LLC, a Texas LLC; Legacy Reserves Services, Inc., a Delaware corporation; Dew Gathering LLC, a Texas LLC; Pinnacle Gas Treating LLC, a Texas LLC; and Legacy Reserves Market LLC, a Texas LLC (each a “Debtor” and, collectively, the “Debtors”), propose this joint chapter 11 plan of reorganization (this “Plan”) for the resolution of the outstanding claims against, and equity interests in, the Debtors.  Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor.  Holders of Claims or Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters.  The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.
DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.          “2020 Notes” means the 8% unsecured senior notes due 2020 issued under the 2020 Notes Indenture.

2.          “2020 Notes Indenture” means that certain Indenture dated as of December 4, 2012, between Legacy Reserves LP and Legacy Reserves Finance Corporation, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as indenture trustee, as amended, supplemented, or otherwise modified as of the date hereof.

3.          “2021 Notes” means the 6.625% unsecured senior notes due 2021 issued under the 2021 Notes Indenture.

4.         “2021 Notes Indenture” means that certain Indenture dated as of May 28, 2013, between Legacy Reserves LP and Legacy Reserves Finance Corporation, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association (as successor to Wells Fargo Bank, National Association), as indenture trustee, as amended, supplemented, or otherwise modified as of the date hereof.

5.          “2023 Convertible Notes” means the 8% unsecured convertible senior notes due 2023.

6.         “2023 Convertible Notes Indenture” means that certain Indenture dated as of September 20, 2018, between Legacy Reserves LP and Legacy Reserves Finance Corporation, as issuers, each of the guarantors party thereto, and Wilmington Trust, National Association, as indenture trustee, as amended, supplemented, or otherwise modified as of the date hereof.

7.          “Accredited Investor” has the meaning set forth in Rule 501 of the Securities Act.

8.          “Administrative Expense Claims Bar Date” means the deadline for Filing requests for payment of Administrative Expense Claims, which: (a) with respect to General Administrative Expense Claims other than those that were accrued in the ordinary course of business, shall be 30 days after the Effective Date; and (b) with respect to Professional Claims, shall be 45 days after the Effective Date.

9.          “Administrative Expense Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses, incurred on or after the Petition Date until and including the Effective Date, of preserving the Estates and operating the Debtors’ businesses; (b) DIP Claims; (c) Professional Claims; (d) Existing RBL Adequate Protection Superpriority Claims (as defined in the Final DIP Order) (if any); (e) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (f) all Intercompany Claims arising from and after the Petition Date but prior to the Effective Date.

10.        “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.  With respect to any Person or Entity that is not a Debtor, the term “Affiliate” shall apply to such person as if the Person or Entity were a Debtor.

11.        “Allowed” means, as to a Claim or an Interest, or any portion of such Claim or Interest, a Claim or Interest that either (a) is listed in the Schedules as neither disputed, contingent nor unliquidated and with respect to which no contrary or superseding Proof of Claim has been Filed, and that has not been paid pursuant to an order of this Court prior to the Effective Date; (b) is evidenced by a Proof of Claim filed on or before the applicable Bar Date and is not listed as disputed, contingent or unliquidated in the Schedules, and as to which no objection has been filed on or before the Claims Objection Deadline; (c) is not the subject of an objection to allowance that (i) was filed on or before the Claims Objection Deadline and (ii) has not been settled, waived, withdrawn or denied pursuant to a Final Order; or (d) is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the Holder of such Claim or Interest and the Debtors or the Reorganized Debtors, as applicable, or (iii) pursuant to the terms of this Plan; provided, however, that proofs of interest need not be filed with respect to any Existing Common Equity Interest.  For the avoidance of doubt, a Claim evidenced by a Proof of Claim Filed after the applicable Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim.

12       “Alternative Exit Facility” means a senior secured revolving reserve-based lending credit facility in form and substance acceptable to the Debtors and the Plan Sponsor, the relevant terms of which shall be included in a summary Filed with the Plan Supplement, if applicable.

13.        “Alternative Exit Facility Documents” means the Alternative Exit Facility Loan Agreement and any other guarantee, security agreement, deed of trust, mortgage, and relevant documentation with respect to the Alternative Exit Facility.

14.        “Alternative Exit Facility Lenders” means those lenders party to the Alternative Exit Facility.

15.       “Alternative Exit Facility Loan Agreement” means that certain Credit Agreement to be entered into as of the Effective Date with respect to the Alternative Exit Facility.

16.        “Alternative Exit Facility Term Sheet” means that certain term sheet describing the terms of the Alternative Exit Facility Filed with the Bankruptcy Court as a Plan Supplement.

17.        “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent and voidable transfer laws.

18.      “Backstop Commitment Agreements” means the Plan Sponsor Backstop Commitment Agreement and the Noteholder Backstop Commitment Agreement.

19.        “Backstop Commitment Fees” means the Plan Sponsor Backstop Commitment Fee and the Noteholder Backstop Commitment Fee.

20.        “Backstop Commitments” means the $256.3 million in aggregate backstop equity commitments provided pursuant to the Plan Sponsor Backstop Commitment Agreement and the Noteholder Backstop Commitment Agreement.

21.        “Backstop Parties” means the Plan Sponsor Backstop Parties and the Noteholder Backstop Parties.

22.       “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101‑1532, as in effect on the Petition Date, together with all amendments, modifications, and replacements of the foregoing that are made retroactive to the Petition Date, as the same may exist on any relevant date to the extent applicable to the Chapter 11 Cases.

23.        “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

24.        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time.

25.        “Bar Date” means the applicable date, as established by an order of the Bankruptcy Court, by which Proofs of Claim must be filed.

26.        “Business Day” means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange or the NASDAQ is closed for trading.

27.        “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

28.       “Cause of Action” or “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claim under any state or foreign law, including, without limitation, any fraudulent transfer or similar claim.

29.        “Chapter 11 Cases” means the cases filed by the Debtors under chapter 11 of the Bankruptcy Code.

30.        “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

31.        “Claims and Balloting Agent” or “KCC” means Kurtzman Carson Consultants LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases.

32.       “Claims Objection Deadline” means the deadline for Filing an objection to any Claim, including any Claim for damages arising from the Debtors’ rejection of any Executory Contract or Unexpired Lease, which deadline shall be 180 days after the Effective Date, subject to any extensions approved by an order of the Bankruptcy Court; provided, however, that the Claims Objection Deadline shall not apply to any Claim filed after the applicable Bar Date.

33.        “Claims Register” means the official register of Claims maintained by the Claims and Balloting Agent.

34.        “Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

35.        “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

36.        “Committee” means the official statutory committee of unsecured creditors appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code for the Chapter 11 Cases on July 3, 2019.

37.      “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans.

38.        “Conditions Precedent” has the meaning ascribed to such term in Section IX.A of this Plan.

39.        “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

40.      “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

41.       “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

42.       “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, which order shall be in form and substance acceptable to the Debtors, the Plan Sponsor, and the Required Noteholder Backstop Parties, and reasonably acceptable to the Required Supporting Noteholders.

43.        “Consummation” means the occurrence of the Effective Date.

44.       “Corporate Reorganization” means the September 20, 2018 reorganization of Legacy Reserves LP from a publicly-traded master limited partnership to a publicly-traded corporation.

45.       “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

46.      “D&O Liability Insurance Policies” means all insurance policies issued at any time to any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy” or run-off coverage) and all agreements, documents, or instruments relating thereto.

47.        “Debtor Release” means the releases of the Released Parties provided for in Section VIII.C of this Plan.

48.        “Debtors” has the meaning set forth in the Introduction to this Plan.

49.       “Definitive Documentation” means the definitive documents and agreements governing the Restructuring, consisting of: (a) the Plan (and all exhibits and annexes thereto); (b) the Confirmation Order and pleadings in support of entry of the Confirmation Order; (c) the Disclosure Statement and the other solicitation materials in respect of the Plan; (d) the order of the Bankruptcy Court approving the Disclosure Statement and such other solicitation materials; (e) the documentation in respect of the DIP Facility (including the DIP Credit Agreement, the Interim DIP Order, the Final DIP Order, the Motion to approve the DIP Credit Agreement, and all other motions, briefs, affidavits, declarations, orders, and other documents related to the DIP Credit Agreement); (f) customary “first day” and “second day” motions and proposed orders; (g) the Exit Facility, and all related documents; (h) the New Exit Note (if any); (i) the Plan Sponsor Backstop Commitment Agreement; (j) so long as the Noteholder Termination shall not have occurred, the Noteholder Backstop Commitment Agreement; (k) the Rights Offering Procedures; (l) such documentation to be determined by the Plan Sponsor and the Debtors governing the terms of the Incremental Equity Investment (if any); (m) the Registration Rights Agreement; (n) the Stockholders’ Agreement; (o) the Management Incentive Plan; (p) amended employment agreements for each executive officer of the Reorganized Debtors; (q) the certificates of incorporation, limited liability agreements, bylaws, and other organizational documents (as applicable) of the Reorganized Debtors; and (r) all other documents that will comprise the Plan Supplement or that are otherwise related to the Plan.

50.        “DIP Agent” means Wells Fargo Bank, National Association, as administrative agent under the DIP Credit Agreement.

51.       “DIP Claim” means any Claim held by the DIP Lenders or the DIP Agent arising under or related to the DIP Credit Agreement or the DIP Orders, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Credit Agreement, including, without limitation, the New Money DIP Claims and the Refinanced DIP Claims.

52.        “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 21, 2019.

53.        “DIP Documents” means the DIP Credit Agreement and the DIP Orders.

54.        “DIP Facility” means a senior secured superpriority debtor-in-possession revolving loan credit facility provided pursuant to the DIP Documents.

55.        “DIP Lenders” means lenders from time to time party to the DIP Credit Agreement.

56.        “DIP Orders” means the Interim DIP Order and the Final DIP Order.

57.        “Disallowed” means, as to a Claim or an Interest, a Claim or an Interest (or portion thereof) that has been disallowed, denied, dismissed, or overruled pursuant to this Plan or a Final Order of the Bankruptcy Court, or any other court of competent jurisdiction.

58.        “Disbursing Agent” means the Reorganized Debtors or such other Entity designated by the Debtors or Reorganized Debtors to hold and disburse the Plan Distributions to Holders of Allowed Claims pursuant to the terms of this Plan.

59.        “Disclosure Statement” means the disclosure statement for this Plan, including all exhibits and schedules thereto, which shall be in form and substance acceptable to the Debtors, the Plan Sponsor and the Required Noteholder Backstop Parties, and reasonably acceptable to the Required Supporting Noteholders.

60.        “Disputed” means, as to a Claim or an Interest, a Claim or an Interest (or portion thereof) (a) that is neither an Allowed Claim nor a Disallowed Claim, (ii) that is listed on the Schedules as “disputed”, or (iii) for which a Proof of Claim has been timely filed or a written request for payment has been made, to the extent that any party in interest has interposed a timely objection to such Claim, which objection has not been withdrawn or determined pursuant to a Final Order.

61.       “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under this Plan.

62.        “Distribution Record Date” means the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be the Effective Date.

63.        “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all Conditions Precedent have been satisfied or waived in accordance with this Plan and the Confirmation Order.

64.        “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

65      “Equity Investments” means (i) the Rights Offering, (ii) the Backstop Commitments, and (iii) the Incremental Equity Investment (if any).

66.        “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

67.        “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended from time to time.

68.        “Exculpated Parties” means collectively, and in each case, in its capacity as such: (a) the Debtors, (b) Reorganized Debtors; (c) the Committee and its members; (d) such Released Parties that are fiduciaries to the Debtors’ Estates; and (e) with respect to each of the foregoing, such Entity and its current and former affiliates, and such Entity’s and its current and former affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

69.        “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

70.        “Existing Common Equity Interest” means the Interest of any Holder of equity securities of Legacy Reserves represented by any issued and outstanding shares of Legacy Reserves’ common stock, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating Legacy Reserves to issue, transfer, purchase, redeem, or sell any shares of common stock, any rights under any stock option plans, stockholder rights agreements, voting agreements, and registration rights agreements regarding common stock of Legacy Reserves, any Claim arising from the rescission of a purchase, sale or other acquisition of common stock (or any right, claim or interest in and to any common stock) of Legacy Reserves, any Claims for the payment of dividends on any shares of common stock of Legacy Reserves, and any Claims for damages or any other relief arising from the purchase, sale, disposition, holding or other acquisition of Legacy Reserves’ common stock.

71.        “Exit Agent” means Wells Fargo Bank, National Association, the administrative agent under the Exit Facility, together with any successor administrative agent.

72.        “Exit Facility” means (a) a senior secured first lien reserve-based revolving credit facility in a maximum amount of $500 million and (b) a first lien term loan facility, which will be consistent with the Exit Facility Term Sheet annexed to the Global RSA Term Sheet as Exhibit D.

73.        “Exit Facility Documents” means the Exit Facility Loan Agreement and any other guarantee, security agreement, deed of trust, mortgage, and relevant documentation with respect to the Exit Facility.

74.        “Exit Facility Loan Agreement” means that certain Credit Agreement to be entered into as of the Effective Date with respect to the Exit Facility.

75.        “Exit Facility Term Sheet” means that certain term sheet describing the terms of the Exit Facility attached as Exhibit D to the Global RSA Term Sheet.

76.        “Exit Lenders” means those lenders party to the Exit Facility.

77.        “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

78.        “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

79.        “Final DIP Order” means the order approving the DIP Facility on a final basis entered by the Bankruptcy Court on July 23, 2019 [ECF No. 255] and any amendments thereto.

80.       “Final Order” means as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

81.       “General Administrative Expense Claim” means an Administrative Expense Claim other than a DIP Claim, Professional Claim, or Claim for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

82.       “General Unsecured Claim” means any Claim other than an Administrative Expense Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, an RBL Claim, a Term Loan Claim, a Notes Claim, Trade Claim or an Intercompany Claim.

83.       “Global RSA” means that certain Restructuring Support Agreement, dated as of June 13, 2019, by and between the Debtors and the Supporting Creditors (as may be amended, supplemented or modified pursuant to the terms thereof) attached as Exhibit B to the Disclosure Statement.

84.        “Global RSA Term Sheet” means that certain Restructuring Term Sheet attached as Exhibit A-1 to the Global RSA.

85.        “Governance Term Sheet” means the document setting forth the post-Effective Date governance terms, attached to the Global RSA as Exhibit H.

86.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

87.        “Holder” means an Entity holding a Claim or Interest, as applicable.

88.       “Impaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

89.        “Incremental Equity Investment” means up to $125.0 million of New Common Stock that may be sold by the Debtors to third parties, the Plan Sponsor, and/or the Noteholders as set forth in Section IV.D.5 below and a summary of the terms of which, if any, shall be included in the Plan Supplement.

90.      “Incremental Equity Investment Documents” means the definitive documents describing and effectuating the Incremental Equity Investment, which documents, if any, shall be included in the Plan Supplement.

91.       “Indenture Trustee” means Wilmington Trust, N.A., in its capacity as trustee pursuant to the Indentures, and any successor trustee(s) appointed thereunder (as applicable).

92.      “Indentures” means, collectively, the 2020 Notes Indenture, the 2021 Notes Indenture, and the 2023 Convertible Notes Indenture.

93.        “Initial RSA” means that certain Restructuring Support Agreement, dated as of June 10, 2019, by and between the Debtors, the Supporting RBL Lenders, and the Supporting Term Lenders.

94.        “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

95.     “Insurance Contracts” means all insurance policies, including the D&O Liability Insurance Policies and the Workers’ Compensation Program, that have been issued (or provide coverage) at any time to any of the Debtors (or any of their predecessors) and all agreements, documents, or instruments relating thereto.

96.        “Insurer” means any company or other Entity that issued an Insurance Contract and includes any third-party administrator of or for any Insurance Contract, and any respective predecessors, successors, and/or Affiliates of any of these.

97.       “Intercompany Claim” means a Claim, other than a Notes Claim, held by a Debtor or an Affiliate against a Debtor or an Affiliate.

98.        “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

99.       “Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 25, 2016, by and among certain of the Debtors, Wells Fargo Bank, National Association, as original priority lien agent, and Cortland Capital Market Services LLC, as original junior lien agent.

100.     “Interest” means any Equity Security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

101.      “Interim DIP Order” means the order approving the DIP Facility on an interim basis entered by the Bankruptcy Court on June 20, 2019 [ECF No. 86].

102.      “Legacy Reserves” has the meaning set forth in the Introduction to this Plan.

103.      “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

104.      “Management Employment Agreements” means all employment agreements between any one or more of the Debtors and any management employee of Legacy Reserves in the form agreed to and in effect on the Petition Date, as amended on terms acceptable to the Debtor and the Plan Sponsor as of the Effective Date.

105.      “Management Incentive Plan” means a new equity-based management incentive plan, which Management Incentive Plan shall be included in the Plan Supplement and shall be on terms and conditions set forth in the Management Incentive Plan term sheet attached to the Global RSA Term Sheet as Exhibit C and otherwise acceptable to the Debtors and the Plan Sponsor, and reasonably acceptable to the Required Supporting Noteholders.

106.      “New Board” means the board of directors of Reorganized Legacy Reserves.

107.    “New Common Stock” means the common stock of Reorganized Legacy Reserves to be issued and outstanding on the Effective Date.

108.     “New Common Stock Pool” means the shares of New Common Stock to be distributed in accordance with this Plan, which shall be subject to dilution on account of additional shares of New Common Stock issued in connection with (i) the Management Incentive Plan, and (ii) the Incremental Equity Investment, if any.

109.    “New Exit Note” means an unsecured note, to be provided to the Debtors on the Effective Date by the Plan Sponsor and Participating Noteholders if the Plan Sponsor, the Debtors and the Required Supporting Noteholders determine that additional post-emergence liquidity is needed, a summary of the terms of which, if any, shall be included in the Plan Supplement; provided that the consent of the Required Supporting Noteholders will not be required if the New Exit Note is necessary to meet the conditions precedent under the Exit Facility or an Alternative Exit Facility, applicable.

110.    “New Exit Note Documents” means the definitive documents describing and effectuating the New Exit Note, which documents, if any, shall be included in the Plan Supplement and shall be agreed upon between the Debtors, the Plan Sponsor, and the Required Supporting Noteholders.

111.      “New Money DIP Claim” means any Claim arising under, derived from, or based upon the up to $100 million in new money loans provided under the DIP Facility by the DIP Lenders pursuant to the terms of the DIP Documents.

112.     “New Organizational Documents” means the documents providing for corporate governance of the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents, as applicable, which shall be consistent with the Global RSA and the Governance Term Sheet, this Plan, and section 1123(a)(6) of the Bankruptcy Code (as applicable), which New Organizational Documents shall be included in the Plan Supplement and shall be in form and substance acceptable to Debtors, the Plan Sponsor and the Required Noteholder Backstop Parties, and reasonably acceptable to the Required Supporting Noteholders.

113.     “Non-Accredited Noteholder” means a Holder of a Notes Claim that has identified itself to the Debtors as not being an Accredited Investor by completing the certification set forth on an applicable Class 5 Notes Claim ballot timely and properly returned to the Claims and Balloting Agent.

114.      “Noteholder” means a Holder of a Notes Claim, other than a Debtor.

115.      “Noteholder Backstop Amount” means $66.5 million.

116.      “Noteholder Backstop Commitment Agreement” means that certain Noteholder Backstop Commitment Agreement, dated June 13, 2019, by and among the Debtors and the Noteholder Backstop Parties, a copy of which is attached as Exhibit H-2 to the Disclosure Statement, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

117.      “Noteholder Backstop Commitment Fee” means a commitment fee equal to 6% of the Rights Offering Amount payable to the Noteholder Backstop Parties on the Effective Date with the Noteholder Backstop Commitment Fee Shares in accordance with the terms and conditions of the Noteholder Backstop Commitment Agreement.

118.      “Noteholder Backstop Commitment Fee Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto.

119.      “Noteholder Backstop Parties” means the “Backstop Parties” as defined in the Noteholder Backstop Commitment Agreement.

120.      “Notes Claim” means any Claim arising under, derived from, or based upon the Indentures, including any and all fees and accrued but unpaid interest and fees arising under such Indentures; provided, however, that Notes Claims shall not include any fees and expenses payable to the Indenture Trustee under the terms of the Indentures, which reasonable and documented fees and expenses shall be a General Unsecured Claim.

121.      “Notes Claim Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto.

122.      “Other Priority Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

123.      “Other Secured Claim” means any Secured Claim, including any Secured Tax Claim, other than a DIP Claim, an RBL Claim, or a Term Loan Claim. For the avoidance of doubt, Other Secured Claims includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

124.      “Participating Noteholders” means Qualified Noteholders that properly subscribe to the Rights Offering in accordance with the terms of the Rights Offering Procedures.

125.      “Participation Premium Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto.

126.      “Participation Premium New Exit Note Rights” means the rights provided to Participating Noteholders to participate in up to 49% of the New Exit Note, if any, a summary of the terms of which, if any, shall be included in the Plan Supplement.

127.      “Partner” shall have the meaning ascribed to it in Section IV.T herein.

128.      “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

129.      “Petition Date” means June 18, 2019.

130.      “Plan” means this Joint Chapter 11 Plan of Reorganization for Legacy Reserves Inc. and its Debtor Affiliates, including the Plan Supplement and any other supplements and any exhibits and annexes hereto, as may be amended or modified from time to time consistent with the terms hereof and of the Global RSA.

131.     “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under this Plan.

132.    “Plan Objection Deadline” means the date the Bankruptcy Court establishes as the deadline to File an objection to Confirmation of this Plan.

133.      “Plan Sponsor” means certain funds managed or advised by GSO Capital Partners LP and its affiliates.

134.      “Plan Sponsor Backstop Commitment” means the “Backstop Commitment” as defined in the Plan Sponsor Backstop Commitment Agreement.

135.     “Plan Sponsor Backstop Commitment Agreement” means that certain Sponsor Backstop Commitment Agreement, dated June 13, 2019, by and among the Debtors and the Plan Sponsor Backstop Parties, a copy of which is attached as Exhibit H-1 to the Disclosure Statement, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

136.      “Plan Sponsor Backstop Commitment Fee” means a commitment fee equal to 6% of the $189.8 million Plan Sponsor Backstop Commitment payable to the Plan Sponsor Backstop Parties on the Effective Date with the Plan Sponsor Backstop Commitment Fee Shares.

137.      “Plan Sponsor Backstop Commitment Fee Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto.

138.     “Plan Sponsor Backstop Commitment Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto to be sold to the Plan Sponsor Backstop Parties pursuant to the Plan Sponsor Backstop Commitment Agreement.

139.     “Plan Sponsor Backstop Parties” means the (a) “Backstop Parties” (as defined in the Plan Sponsor Backstop Commitment Agreement) and (b) any third parties designated by the Plan Sponsor and reasonably acceptable to the Debtors, in each case, providing the Plan Sponsor Backstop Commitment pursuant to the Plan Sponsor Backstop Commitment Agreement.

140.    “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, exhibits, and annexes to this Plan, which shall be Filed by the Debtors no later than ten (10) days before the deadline for Filing objections to Confirmation of the Plan or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including: (i) Incremental Equity Investment Documents, if any, (ii) New Organizational Documents, (iii) New Exit Note Documents, if any, (iv) a summary of the relevant terms of the Alternative Exit Facility, if any, (v) the Management Incentive Plan, (vi) the Rejected Executory Contracts and Unexpired Leases Schedule, (vii) the Retained Causes of Action Schedule, and (vii) additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, each of which shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth in the Global RSA and Global RSA Term Sheet, where applicable, and shall be in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Required Supporting Noteholders.

141.      “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

142.      “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

143.      “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

144.     “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

145.      “Professional Claim Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Claim Reserve Amount funded and maintained by the Reorganized Debtors after the Effective Date solely for purposes of paying Allowed but unpaid Professional Claims.

146.      “Professional Claim Reserve Amount” means the aggregate amount of Allowed and estimated Professional Claims and other Administrative Expense Claims on account of Professionals (including, for the avoidance of doubt, any transaction fees of financial advisors and/or investment bankers) incurred upon, and after giving effect to the occurrence of, the Effective Date to be paid by the Debtors’ estates less the total of any retainers held by the Professionals.

147.      “Proof of Claim” means a proof of claim Filed against any of the Debtors in the Chapter 11 Cases on or before the applicable Bar Date.

148.     “Qualified Noteholder” means a Holder of a Notes Claim that has identified itself to the Debtors as an Accredited Investor with supporting documentation that has been reviewed by the Debtors evidencing the fact that such Noteholder is actually an Accredited Investor.

149.     “RBL Agent” means Wells Fargo Bank, National Association, as administrative agent under the RBL Credit Agreement, together with any successor administrative agent.

150.      “RBL Claim” means any Claim arising under, derived from, or based upon the RBL Credit Agreement except Refinanced DIP Claims.

151.      “RBL Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of April 1, 2014, by and among Legacy Reserves LP, as borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (as amended, supplemented, or otherwise modified as of the date hereof).

152.      “RBL Lenders” means the lenders under the RBL Credit Agreement.

153.     “Refinanced DIP Claims” means RBL Claims refinanced pursuant to the terms of the DIP Documents in the aggregate principal amount of $250 million.

154.      “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

155.      “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time; provided that such schedule shall be in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Required Supporting Noteholders.

156.      “Released Party” means collectively, and in each case, in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Plan Sponsor; (d) the Supporting Creditors; (e) the Plan Sponsor Backstop Parties; (f) the Noteholder Backstop Parties; (g) the Term Loan Agent; (h) the Term Loan Lenders; (i) the RBL Agent; (j) the RBL Lenders; (k) the DIP Lenders; (l) the DIP Agent; (m) the Exit Lenders; (n) the Exit Agent; (o) any Partner; and (p) with respect to each of the foregoing entities in clauses (a) through (o), such entity’s current and former affiliates and subsidiaries, and such entities’ and their current and former affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, principals, members, employees, agents, advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

157.      “Releasing Parties” means collectively, (a) the Debtors; (b) the Reorganized Debtors; (c) the Plan Sponsor, (d) the Supporting Creditors; (e) the Plan Sponsor Backstop Parties; (f) the Noteholder Backstop Parties; (g) the Term Loan Agent; (h) the Term Loan Lenders; (i) the RBL Agent; (j) the RBL Lenders; (k) the DIP Lenders; (l) the DIP Agent; (m) the Exit Lenders; (n) the Exit Agent; (o) any Partners; (p) all Holders of Claims or Interests who either (1) vote to accept or (2) do not make the opt-out election on the applicable ballot or form included with a notice of non-voting status and timely return such ballot or form pursuant to the instructions set forth therein; and (q) with respect to each of the foregoing entities in clauses (a) through (p), such entity’s current and former affiliates and subsidiaries, and such entities’ and their current and former affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, principals, members, employees, agents, advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

158.     “Reorganized Debtors” means a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

159.      “Reorganized Legacy Reserves” means Legacy Reserves, or any successor or assign, by merger, consolidation, or otherwise, on or after the Effective Date.

160.    “Required Noteholder Backstop Parties” means the “Required Backstop Parties” as defined in Noteholder Backstop Commitment Agreement.

161.      “Required Supporting Noteholders” has the meaning ascribed to it in the Global RSA.

162.      “Restructuring” has the meaning ascribed to it in the Global RSA Term Sheet.

163.     “Restructuring Transactions” means all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including the Rights Offering, the Backstop Commitments, the Incremental Equity Investment (if any), the payoff of the DIP Facility in accordance with the terms of this Plan, the Exit Facility, the Alternative Exit Facility, the New Exit Note (if any), and the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring, in each case in a manner acceptable to the Debtors and the Plan Sponsor and, except with respect to the Incremental Equity Investment (if any), reasonably acceptable to the Required Supporting Noteholders.

164.      “Retained Causes of Action Schedule” means the schedule of specifically enumerated Causes of Action of the Debtors to be retained by the Debtors on and after the Effective Date, as the same may be amended, modified, or supplemented from time to time; provided that such schedule shall be in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Required Supporting Noteholders.

165.    “Rights Offering” means the offering of Rights Offering Shares for the Rights Offering Amount available to Qualified Noteholders pursuant to the terms and conditions set forth in the Rights Offering Procedures.

166.      “Rights Offering Amount” means $66.5 million.

167.     “Rights Offering Procedures” means the procedures governing the Rights Offering attached as Exhibit I to the Disclosure Statement.

168.      “Rights Offering Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto to be sold pursuant to the Rights Offering and/or Noteholder Backstop Commitment Agreement on the Effective Date.

169.      “Rights Offering Share Price” means a price per Rights Offering Share equal to $10.00.

170.      “Schedules” means, with respect to each Debtor, the schedules of assets and liabilities and the statement of financial affairs filed by such Debtor with the Bankruptcy Court on July 15, 2019 pursuant to sections 521 and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statement have been or may be amended or supplemented by such Debtor at any point prior to the Effective Date.

171.      “SEC” means the Securities and Exchange Commission.

172.      “Section 1125(e) Parties” means each of the following, solely in their respective capacities as such: (a) the Plan Sponsor, (b) the Supporting Creditors, (c) the Plan Sponsor Backstop Parties, (d) the Noteholder Backstop Parties, (e) the Term Loan Agent, (f) the Term Loan Lenders, (g) the RBL Agent, (h) the RBL Lenders, (i) the DIP Lenders, (j) the DIP Agent, (k) the Exit Lenders, (l) the Exit Agent, (m) any Partner, and (n) with respect to each of the foregoing, such Entity and its current and former affiliates, and such Entity’s and its current and former affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

173.      “Secured” means, when referring to a Claim, (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

174.      “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

175.      “Secured Tax Claim” means any Secured Claim that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

176.      “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a‑77aa, or any similar federal, state, or local law.

177.      “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

178.      “Sponsor Nominees” shall have the meaning ascribed to it in Section IV.M herein.

179.     “Stockholders’ Agreement” means the stockholders’ agreement, attached as Exhibit I to the Disclosure Statement (as may be amended, supplemented or otherwise modified from time to time), to be entered into by the post-Effective Date holders of New Common Stock and other equity interests in Reorganized Legacy Reserves relating to registration rights of such New Common Stock and other equity interests and the post-Effective Date governance of Reorganized Legacy Reserves following completion of the Restructuring.

180.      “Subscription Rights” means the rights to purchase Rights Offering Shares as set forth in the Rights Offering Procedures.

181.     “Supporting Creditors” means the Supporting Noteholders, the Supporting Term Loan Lenders, and the Supporting RBL Lenders.

182.      “Supporting Noteholders” means the Noteholders party to the Global RSA.

183.      “Supporting RBL Lenders” means the RBL Lenders party to the Global RSA.

184.     “Supporting Term Loan Lenders” means the Term Loan Lenders party to the Global RSA.

185.     “Term Loan Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent pursuant to the Term Loan Documents, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Term Loan Credit Agreement.

186.      “Term Loan Claim” means any Claim arising under, derived from, or based upon the Term Loan Credit Agreement, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the Term Loan Credit Agreement.

187.      “Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of October 25, 2016, by and among the Debtors, as borrowers and/or guarantors, the Term Loan Agent, and the lenders and other parties party thereto (as amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof).

188.      “Term Loan Documents” collectively, the Term Loan Credit Agreement, each other Term Loan Document (as defined in the Term Loan Credit Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

189.      “Term Loan Lenders” means the lenders under the Term Loan Credit Agreement.

190.    “Term Loan New Common Stock Shares” means shares of New Common Stock representing a percentage of the New Common Stock Pool as set forth on Annex I hereto.

191.      “Third Party Release” means the consensual releases of the Released Parties provided for in Section VIII.D of this Plan.

192.      “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

193.      “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

194.      “Workers’ Compensation Program” means the written contracts, agreements, agreements of indemnity, self-insured bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance issued to or entered into at any time by any of the Debtors.

B.	Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (2) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (3) any reference herein to an existing document, schedule, exhibit, or annex, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, exhibit, or annex, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (6) all references in this Plan to Articles are references to Articles of this Plan, as the same may be amended, waived or modified from time to time in accordance with the terms hereof and the Global RSA; (7) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular Article, paragraph, or clause contained in this Plan; (8) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation;” (9) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (13) captions and headings to Articles or Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (14) any reference to an Entity’s “subsidiaries” means its direct and indirect subsidiaries.

C.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. In the event that any payment, distribution, act or deadline under this Plan is required to be made or performed or occurs on a day that is not a Business Day, then such payment, distribution, act or deadline shall be deemed to occur on the next succeeding Business Day, but if so made, performed or completed by such next succeeding Business Day, shall be deemed to have been completed or to have occurred as of the required date.  Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

E.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

F.	Controlling Document

Except as set forth in this Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in this Plan (or any exhibits, annexes, schedules, appendices, supplements, or amendments to any of the foregoing), conflicts with or is in any way inconsistent with any provision of this Plan, this Plan shall govern and control.  In the event of an inconsistency between the Confirmation Order and this Plan, the Confirmation Order shall control.

G.	Consent Rights

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Global RSA, the Backstop Commitment Agreements and the DIP Documents, as set forth in the Global RSA, the Backstop Commitment Agreements and the DIP Documents, as applicable (including the annexes thereto) with respect to the form and substance of this Plan, all exhibits and annexes to this Plan, the Plan Supplement, and all other Definitive Documentation, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Section I.A hereof) and fully enforceable as if stated in full herein.

ARTICLE II.
ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, DIP Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Expense Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Expense Claim, the Debtors or the Reorganized Debtors, as applicable, and the Plan Sponsor each Holder of an Allowed Administrative Expense Claim (other than Holders of DIP Claims, Professional Claims, and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) that is unpaid as of the Effective Date shall receive, on account and in full satisfaction of such Allowed Administrative Expense Claim, Cash in an amount equal to the Allowed amount of such Administrative Expense Claim, to be paid in accordance with the following: (1) if an Administrative Expense Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Expense Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Expense Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Expense Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Expense Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Expense Claim without any further action by the Holders of such Allowed Administrative Expense Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Each Holder of a General Administrative Expense Claim that was not accrued in the ordinary course of business must File and serve a request for payment of such General Administrative Expense Claim on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Expense Claims Bar Date pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date.  Holders of General Administrative Expense Claims that are required to File and serve a request for payment of such General Administrative Expense Claims by the Administrative Expense Claims Bar Date and do not File and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Expense Claims against the Debtors or Reorganized Debtors, as applicable, or their respective property, and such General Administrative Expense Claims shall be deemed forever discharged and released as of the Effective Date.  Any requests for payment of General Administrative Expense Claims that are not properly Filed and served by the Administrative Expense Claims Bar Date shall not appear on the Claims Register and shall be Disallowed automatically without the need for further action by the Debtors or the Reorganized Debtors, as applicable, or further order of the Bankruptcy Court.

The Debtors or the Reorganized Debtors, in their sole and absolute discretion, may settle General Administrative Expense Claims without further Bankruptcy Court approval.  The Reorganized Debtors may also choose to object to any General Administrative Expense Claim no later than sixty (60) days from the Administrative Expense Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court.  Unless the Debtors or Reorganized Debtors (or other party with standing), as applicable, object to a timely Filed and properly served General Administrative Expense Claim, such General Administrative Expense Claim will be deemed Allowed in the amount requested.  In the event that the Debtors or Reorganized Debtors, as applicable, object to a General Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such General Administrative Expense Claim should be Allowed and, if so, in what amount.

B.	DIP Claims

If the Exit Facility is consummated, on the Effective Date, in full satisfaction of each Allowed DIP Claim, each Holder thereof shall receive, in full satisfaction of its Claims (i) on account of DIP Claims other than Refinanced DIP Claims, including any New Money DIP Claims, payment in full in Cash; and (ii) on account of Refinanced DIP Claims, distribution of Cash and commitments under the Exit Facility in the manner set forth in the Exit Facility Term Sheet.

If the Exit Facility is not consummated and the Debtors consummate an Alternative Exit Facility, New Exit Note, and/or Incremental Equity Investment, on or prior to the Effective Date, in full satisfaction of each Allowed DIP Claim, each Holder thereof shall receive, in full satisfaction of its DIP Claim, payment in full in Cash.

C.	Professional Claims

1.	Final Fee Applications and Payment of Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Administrative Expense Claims Bar Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court.  The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Claim Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Claim Reserve Amount on the Effective Date.

2.	Professional Claim Escrow Account

On the Effective Date, the Reorganized Debtors shall fund the Professional Claim Escrow Account with Cash equal to the aggregate Professional Claim Reserve Amount for all Professionals. The Professional Claim Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Claim Escrow Account shall not constitute property of the Debtors’ Estates or property of the Reorganized Debtors, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Claim Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Claims have been paid in full, amounts remaining in the Professional Claim Escrow Account, if any, shall revert to the Reorganized Debtors.

3.	Professional Claim Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases.  If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in this Plan, from and after the Effective Date, the Debtors or Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors or Reorganized Debtors.  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Payment of Fees Under Global RSA and Backstop Commitment Agreements

On the later of (i) the Effective Date and (ii) the date on which such fees, expenses or disbursements would be required to be paid under the terms of the Global RSA or Backstop Commitment Agreements, the Debtors or Reorganized Debtors (as applicable) shall indefeasibly pay all fees, expenses and disbursements of the Supporting Creditors that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the Global RSA or Backstop Commitment Agreements (including the fees and expenses incurred by Latham & Watkins LLP; PJT Partners, Inc.; Orrick, Herrington & Sutcliffe LLP; RPA Advisors, LLC; Porter Hedges LLP; Davis Polk & Wardwell LLP; Houlihan Lokey Capital, Inc.; and Rapp & Krock, PC).  The Debtors’ obligation to reimburse the Supporting Creditors under the Global RSA and/or Backstop Commitment Agreements for all fees, expenses, and disbursements (including the fees and expenses incurred by Latham & Watkins LLP; PJT Partners, Inc.; Orrick, Herrington & Sutcliffe LLP; RPA Advisors, LLC; Porter Hedges LLP; Davis Polk & Wardwell LLP; Houlihan Lokey Capital, Inc.; and Rapp & Krock, PC), to the extent not indefeasibly paid in full in Cash on the Effective Date or otherwise satisfied by the Debtors in a manner acceptable to the Supporting Creditors, shall survive the Effective Date and shall not be released or discharged pursuant to this Plan or the Confirmation Order, notwithstanding any provision hereof or thereof to the contrary.

E.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Plan Sponsor agree to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a) of the Bankruptcy Code.  This Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is in a particular Class for purposes of distribution only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code and as described in Article II, the Debtors have not classified Administrative Expense Claims (including DIP Claims and Professional Claims) and Priority Tax Claims.

The classification of Claims and Interests against the Debtors pursuant to this Plan is as follows:

Class	Claims and Interests	Status	Voting Rights

Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	RBL Claims	Impaired	Entitled to Vote

Class 4	Term Loan Claims	Impaired	Entitled to Vote

Class 5	Notes Claims	Impaired	Entitled to Vote

Class 6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 7	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class 8	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class 9	Existing Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)
Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor:

(i)	payment in full in Cash of its Allowed Other Secured Claim;

(ii)	Reinstatement of its Allowed Other Secured Claim; or

(iii)	such other treatment that renders its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)
Voting:  Class 1 is Unimpaired under this Plan.  Holders of Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject this Plan.

2.	Class 2 – Other Priority Claims

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)
Treatment:  On the Effective Date or as soon as practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash.

(c)
Voting:  Class 2 is Unimpaired under this Plan.  Holders of Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject this Plan.

3.	Class 3 – RBL Claims

(a)	Classification: Class 3 consists of all RBL Claims.

(b)	Allowance: On the Effective Date, the RBL Claims shall be Allowed in the aggregate principal amount of $313 million.

(c)	Treatment: On the Effective Date, each Holder of an Allowed RBL Claim will be satisfied in full by one of the following:

(i)
in the event that the Exit Facility is consummated, at the option of the Holder, distribution of its Pro Rata share of commitments under the RBL Exit Facility or the New Term Loan Facility (each as defined in and in the manner set forth in the Exit Facility Term Sheet) in exchange for its Allowed RBL Claim; or

(ii)
in the event that the Exit Facility is not consummated and the Debtors consummate an Alternative Exit Facility, payment in full in Cash of its Allowed RBL Claim without offset, recalculation, reduction, or deduction of any kind.

(d)	Voting: Class 3 is Impaired under this Plan. Holders of Claims in Class 3 are entitled to vote to accept or reject this Plan.

4.	Class 4 – Term Loan Claims

(a)	Classification: Class 4 consists of all Term Loan Claims.

(b)	Allowance: On the Effective Date, the Term Loan Claims shall be Allowed without offset, recoupment, reductions, or deductions of any kind in an amount equal to $351.22 million.

(c)
Treatment:  On the Effective Date, each Holder of an Allowed Term Loan Claim shall receive its Pro Rata share of the Term Loan New Common Stock Shares in accordance with the percentage ownership of the New Common Stock Pool set forth on Annex I hereto.

(d)	Voting: Class 4 is Impaired under this Plan. Holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

5.	Class 5 – Notes Claims

(a)	Classification: Class 5 consists of all Notes Claims.

(b)	Allowance: On the Effective Date, the Notes Claims shall be Allowed without offset, recoupment, reductions, or deductions of any kind in the amount of $982.67 million.[2]

2 The Allowed amount of Notes Claims includes $518.086 million of Notes Claims held by Debtor Legacy Reserves LP.  For purposes of voting on the Plan, Legacy Reserves LP is deemed to accept the Plan on account of its Notes Claims and Legacy Reserves LP will not receive, or be required to submit, a ballot pursuant to the solicitation procedures established by the Debtors; provided, however that Legacy Reserves LP has agreed pursuant to the Global RSA Term Sheet that it will not receive a Plan Distribution on account of any Notes Claims, and the Pro Rata distribution of New Common Stock to be made to Holders of Allowed Notes Claims other than Legacy Reserves LP pursuant to this Plan and the allocation of Subscription Rights to participate in the Rights Offering shall not account for the Notes Claims held by Legacy Reserves LP.

(c)
Treatment:  On the Effective Date, each Holder of an Allowed Notes Claim shall receive its Pro Rata share of the Notes Claim Shares in accordance with the percentage ownership of the New Common Stock Pool set forth on Annex I hereto.

(d)
Rights Offering:  Pursuant to Section IV.D.4 of this Plan and the Rights Offering Procedures, Holders of Notes Claims that are Qualified Noteholders will receive Subscription Rights to participate in the Rights Offering.

(e)	Participation Premium: On or as soon as reasonably practicable after the Effective Date:

(i)
Participating Noteholders will receive:  (A) a pro rata share of the Participation Premium Shares in accordance with the percentage ownership of the New Common Stock Pool set forth on Annex I hereto, which pro rata share shall be the proportion of such Participating Noteholder’s participation in the Rights Offering relative to the other Participating Noteholders and Non-Accredited Noteholders (as if they were fully-subscribing Participating Noteholders), and (B) a pro rata share of the Participation Premium New Exit Note Rights, if any, which pro rata share shall be the proportion of such Participating Noteholder’s participation in the Rights Offering relative to the other Participating Noteholders.

(ii)
Non-Accredited Noteholders will receive a pro rata share of the Participation Premium Shares in accordance with the percentage ownership of the New Common Stock Pool set forth on Annex I hereto, which pro rata share shall be calculated as the proportion of such Non-Accredited Noteholder’s participation in the Rights Offering as if such Non-Accredited Noteholder were a fully subscribing Participating Noteholder relative to the other Participating Noteholders and Non-Accredited Noteholders (as if they were fully-subscribing Participating Noteholders).

(f)	Voting: Class 5 is Impaired under this Plan. Holders of Claims in Class 5 are entitled to vote to accept or reject this Plan.

6.	Class 6 – General Unsecured Claims

(a)	Classification: Class 6 consists of all General Unsecured Claims against the Debtors.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim against the Debtors shall receive, at the option of the applicable Debtor:

(i)	payment in full in Cash in the ordinary course of business of the Debtors and Reorganized Debtors; or

(ii)	Reinstatement on the Effective Date.

(c)
Voting:  Class 6 is Unimpaired under this Plan.  Holders of Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject this Plan.

7.	Class 7 – Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

(b)	Treatment: On the Effective Date, each Intercompany Claim shall be, at the option of the applicable Debtor with the consent of the Plan Sponsor, either:

(i)	Reinstated; or

(ii)	canceled, released, and extinguished, and will be of no further force or effect without any distribution.

(c)	Voting: Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Claims against the Debtors are not entitled to vote to accept or reject this Plan.

8.	Class 8 – Intercompany Interests

(a)	Classification: Class 8 consists of all Intercompany Interests.

(b)	Treatment: On the Effective Date, each Intercompany Interest shall be, at the option of the applicable Debtor with the consent of the Plan Sponsor, either:

(i)	Reinstated; or

(ii)	canceled, released, and extinguished, and will be of no further force or effect without any distribution.

(c)	Voting: Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Interests in the Debtors are not entitled to vote to accept or reject this Plan.

9.	Class 9 – Existing Common Equity Interests

(a)	Classification: Class 9 consists of all Existing Common Equity Interests.

(b)	Treatment: On the Effective Date, each Existing Common Equity Interest shall be canceled, released, and extinguished, and will be of no further force or effect.

(c)
Voting:  Class 9 is Impaired under this Plan.  Holders of Existing Common Equity Interests in Class 9 are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in this Plan, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired or Reinstated Claim, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired or Reinstated Claim.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Acceptance or Rejection of this Plan

1.	Presumed Acceptance of this Plan

Claims in Classes 1, 2, 6, and 7 (to the extent Unimpaired) and Interests in Class 8 (to the extent Unimpaired) are Unimpaired under this Plan.  The Holders of such Claims and Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

2.	Voting Classes

Claims in Classes 3, 4, and 5 are Impaired under this Plan and the Holders of such Claims are entitled to vote to accept or reject this Plan.  If such a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject this Plan, such Class shall be deemed to have accepted this Plan.

3.	Deemed Rejection of this Plan

Claims in Class 7 (to the extent Impaired), and Interests in Class 8 (to the extent Impaired) and Class 9 are Impaired and Holders of such Claims and Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

F.	Intercompany Interests

To the extent Reinstated under this Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the Entities that will purchase or receive New Common Stock pursuant to this Plan, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Section III.B of this Plan.  The Debtors reserve the right to modify this Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.  If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests (as applicable) and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, and subject to the Global RSA, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest (as applicable) in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to this Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the DIP Claims, RBL Claims, Term Loan Claims, or the Notes Claims and (2) any claim to avoid, subordinate, or disallow any DIP Claim, RBL Claim, Term Loan Claim, or Notes Claim, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment) or otherwise.  This Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates.  Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions.  The actions to implement the Restructuring Transactions may include, among other things: (1) the execution and delivery of appropriate agreements or other documents that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with this Plan.  The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate this Plan.

C.	Reorganized Debtors

On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt their New Organizational Documents, and the Registration Rights Agreement, which shall be consistent with the Governance Term Sheet, this Plan, and the Global RSA.  The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to consummate this Plan.  Cash payments to be made pursuant to this Plan will be made by the Debtors or Reorganized Debtors.  The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or Reorganized Debtors, as applicable, to satisfy their obligations under this Plan.  Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in the Definitive Documentation, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors or members of the applicable Reorganized Debtors deem appropriate.

D.	Sources for Plan Distributions

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under this Plan with: (1) Cash on hand, including Cash from operations; (2) proceeds from the Exit Facility or Alternative Exit Facility; (3) proceeds from the Rights Offering and Backstop Commitments; and (4) the proceeds of any Incremental Equity Investment or New Exit Note, as applicable.

1.	Exit Facility or Alternative Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, the terms of which will be consistent with the terms set forth in the Exit Facility Term Sheet and fully set forth in the Exit Facility Documents; provided, however, if the Debtors or the Reorganized Debtors, as applicable, determine that entry into an Alternative Exit Facility is in the best interests of the Reorganized Debtors, and the Plan Sponsor agrees with such determination, the Debtors reserve the right to enter into such Alternative Exit Facility instead of the Exit Facility.

Consistent with the Global RSA Term Sheet, in the event the Exit Facility is not consummated, the Debtors shall enter into the Alternative Exit Facility.  A summary of the relevant terms of the Alternative Exit Facility shall be included in the Plan Supplement, if applicable.  If the Debtors determine to enter into the Alternative Exit Facility after the expiration of the deadline by which Holders of Claims may vote to accept or reject this Plan, such Alternative Exit Facility will not require re-solicitation of this Plan.

In accordance with the terms and conditions set forth in the Exit Facility Term Sheet or Alternative Exit Facility Term Sheet, and to the extent applicable, Confirmation of this Plan shall be deemed (a) an approval of the Exit Facility or Alternative Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid (at any time) by the Debtors or the Reorganized Debtors, as applicable, in connection therewith and subject to all conditions set forth therein), to the extent not approved by the Bankruptcy Court previously, and (b) an authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents necessary or appropriate to obtain the Exit Facility or Alternative Exit Facility, including the Exit Facility Documents or the Alternative Exit Facility Documents, and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to consummate the Exit Facility or Alternative Exit Facility.

2.	New Common Stock

The issuance of the New Common Stock, including options or other equity awards reserved for the Management Incentive Plan by the Reorganized Debtors, shall be authorized without any further action by the Holders of Claims or Interests.  The Reorganized Debtors shall be authorized to issue a certain number of shares of New Common Stock issued under this Plan and pursuant to their New Organizational Documents.  On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to this Plan.

All of the shares of New Common Stock issued pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance referred to herein shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

3.	Plan Sponsor Backstop Commitment

Pursuant to the terms of the Plan Sponsor Backstop Commitment, the Plan Sponsor Backstop Parties have committed to purchase $189.8 million of Plan Sponsor Backstop Commitment Shares on the Effective Date pursuant to the terms and conditions set forth in the Plan Sponsor Backstop Commitment Agreement.  In addition, pursuant to the terms and conditions of the Plan Sponsor Backstop Commitment Agreement, on the Effective Date the Plan Sponsor Backstop Parties shall receive the Plan Sponsor Backstop Commitment Fee Shares in satisfaction of the Plan Sponsor Backstop Commitment Fee.

4.	Rights Offering

Pursuant to the terms and conditions set forth in the Rights Offering Procedures, the Debtors will offer $66.5 million of Rights Offering Shares to Qualified Noteholders at the Rights Offering Share Price.  All Qualified Noteholders (other than the Plan Sponsor Backstop Parties) shall be entitled to subscribe for their pro rata share (measured as the principal and accrued and unpaid interest amount of all Allowed Notes Claims held by such Qualified Noteholder as compared to the aggregate principal and accrued and unpaid interest amount of Allowed Notes Claims held by all holders of Notes Claims other than the Plan Sponsor) of the Rights Offering Shares, with an aggregate purchase price of $56.3 million, as set forth in this Plan and Rights Offering Procedures.  The Plan Sponsor Backstop Parties, in their capacities as Qualified Noteholders, shall be entitled to subscribe for Rights Offering Shares having an aggregate purchase price of $10.2 million.  In order to be a Qualified Noteholder, a Holder of a Notes Claim must demonstrate that it is an Accredited Investor.

All Qualified Noteholders that properly exercise their Subscription Rights pursuant to the terms and conditions of the Rights Offering Procedures shall be entitled to a pro rata share of the Participation Premium Shares (calculated as a proportion of such Qualified Noteholder’s participation in the Rights Offering relative to other Participating Noteholders and Non-Accredited Noteholders (as if they were fully-subscribing Participating Noteholders)) and a pro rata share of the Participation Premium New Exit Notes Rights (calculated as a proportion of such Qualified Noteholder’s participation in the Rights Offering relative to other Participating Noteholders).  Holders of Notes Claims that are not Qualified Noteholders are not eligible to receive Subscription Rights for the Rights Offering and shall be entitled to a pro rata share of the Participation Premium Shares (as if they were fully-subscribing Participating Noteholders) by completing a certification demonstrating their status as Non-Accredited Noteholders on the applicable Class 5 Notes Claim ballot received with the Solicitation Package.

The Rights Offering is fully-backstopped by the Noteholder Backstop Parties pursuant to the terms and conditions set forth in the Noteholder Backstop Commitment Agreement.  In addition, pursuant to the terms and conditions of the Noteholder Backstop Commitment Agreement, on the Effective Date the Noteholder Backstop Parties shall receive the Noteholder Backstop Commitment Fee Shares in satisfaction of the Noteholder Backstop Commitment Fee.

5.	Incremental Equity Investment

The Incremental Equity Investment, if any, shall be subject to such other documentation, terms, and conditions (including, without limitation, the Incremental Equity Investment Documents) to be agreed between the Plan Sponsor, and the Debtors and set forth in the Incremental Equity Investment Documents.  The Incremental Equity Investment Documents, if any, shall provide that (a) any New Common Stock sold and issued thereunder shall be offered on terms no less favorable to the Debtors’ Estates than the terms offered to the Plan Sponsor Backstop Parties under the Plan Sponsor Backstop Commitment Agreement, unless the Plan Sponsor and the Debtors shall have granted their prior written consent, and (b) any New Common Stock offered to the Plan Sponsor Backstop Parties or their Affiliates thereunder (other than any such Incremental Equity Investment offered Pro Rata to all Qualified Noteholders and thus to the Plan Sponsor in its capacity as such) shall be offered to the Noteholder Backstop Parties on a pro rata basis (calculated as a proportion of such Noteholder Backstop Party’s participation in the Noteholder Backstop Amount relative to the aggregate amount of the Plan Sponsor Backstop Commitment plus the Noteholder Backstop Amount (i.e., $256.3 million)).

For the avoidance of doubt, the New Common Stock Pool shall be diluted by any shares of New Common Stock issued under the Incremental Equity Investment, if any.

6.	New Exit Note

If the Plan Sponsor, Required Supporting Noteholders, and the Debtors determine that post-emergence liquidity from the Exit Facility or Alternative Exit Facility, the Plan Sponsor Backstop Commitment, the Noteholder Backstop Commitment, the Rights Offering, and the Incremental Equity Investment (if any) is insufficient to fund this Plan, the Plan Sponsor may, with the prior written consent of the Required Supporting Noteholders, provide the New Exit Note in an amount and on terms to be agreed upon between the Plan Sponsor, the Required Supporting Noteholders and the Debtors.  Participating Noteholders shall receive Participation Premium New Exit Note Rights to participate in funding a pro rata share (calculated as a proportion of such Noteholder’s participation in the Rights Offering relative to other Participating Noteholders) of up to 49% of the aggregate amount of the New Exit Note.

To the extent applicable, Confirmation of this Plan shall be deemed (a) approval of the New Exit Note Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents necessary or appropriate to obtain the New Exit Note, including the New Exit Note Documents and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to execute the New Exit Note Documents.

E.	Holders of Working and Similar Interests

The legal and equitable rights, interests, defenses, and obligations of lessors under the Debtors’ oil and gas leases, Holders of certain other mineral interests related to the Debtors’ oil and gas properties, owners of non-operating working interests in the Debtors’ oil and gas properties, counterparties to the Debtors’ joint operating agreements, and Holders of Claims related to joint-interest billings and other similar working interests shall not be impaired in any manner by the provisions of this Plan.  Nor shall anything in this Plan impair the related legal and equitable rights, interests, defenses, or obligations of the Debtors or the Reorganized Debtors.  To the extent applicable, such Claims, rights or interests shall be Reinstated pursuant to this Plan.

Notwithstanding the foregoing, nothing in this Section IV.E hereof shall limit the Debtors’ rights to reject any Executory Contract or Unexpired Lease in accordance with the Bankruptcy Code or pursuant to Article V hereof.

F.	Corporate Existence

Except as otherwise provided in this Plan or any agreement, instrument, or other document incorporated in this Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other New Organizational Documents) are amended under this Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).  After the Effective Date, the respective certificate of incorporation and bylaws (or other New Organizational Documents) of one or more of the Reorganized Debtors may be amended or modified without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

G.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in this Plan or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, this Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in this Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Cancellation of Existing Securities and Agreements

On the Effective Date, except to the extent otherwise provided in this Plan, all notes, instruments, certificates, credit agreements, indentures, and other similar documents evidencing Claims or Interests, shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect.  Holders of or parties to such canceled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan.  Notwithstanding the occurrence of the Confirmation Date, Effective Date, or anything to the contrary herein, but subject to any applicable provisions of Article VI hereof, the DIP Credit Agreement, the RBL Credit Agreement, the Term Loan Credit Agreement, and the Indentures shall continue in effect solely to the extent necessary to: (1) permit Holders of Claims under the DIP Credit Agreement, the RBL Credit Agreement, the Term Loan Credit Agreement, and the Indentures to receive their respective Plan Distributions, as applicable; (2) permit the Reorganized Debtors, the DIP Agent, the RBL Agent, the Term Loan Agent, and the Indenture Trustee to make or assist in making, as applicable, Plan Distributions on account of the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable, and deduct therefrom such reasonable compensation, fees, and expenses (a) due to the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee, as applicable, or (b) incurred by the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee in making such Plan Distributions; and (3) permit the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan.  Except as provided in this Plan (including Article VI hereof), on the Effective Date, the DIP Agent, RBL Agent, the Term Loan Agent, and the Indenture Trustee, and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable.  The commitments and obligations (if any) of the DIP Lenders, RBL Lenders, the lenders under the Term Loan Credit Agreement, or the Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns under the DIP Credit Agreement, RBL Credit Agreement, Term Loan Credit Agreement, and the Indentures, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

I.	Corporate Action

Upon the Effective Date, all actions contemplated under this Plan shall be deemed authorized and approved in all respects, including:  (1) adoption or assumption, as applicable, of the Compensation and Benefit Programs; (2) selection of the directors and officers for the New Board; (3) the issuance and distribution of the New Common Stock; (4) implementation of the Restructuring Transactions; (5) entry into the Exit Facility Documents or Alternative Exit Facility, as applicable; (6) entry into any New Exit Note Documents; (7) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (8) adoption of the New Organizational Documents and the Registration Rights Agreement; (9) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (10) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date).  All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtor, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the holders of Securities, members, directors, or officers of the Debtors or the Reorganized Debtors, as applicable, unless otherwise required by applicable law.  On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the Restructuring Transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Organizational Documents, the Registration Rights Agreement, the Exit Facility Documents or Alternative Exit Facility Documents, any New Exit Note Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section IV.I shall be effective notwithstanding any requirements under non-bankruptcy law, in each case in accordance with applicable law.

J.	New Organizational Documents

On or immediately prior to the Effective Date, the New Organizational Documents and the Stockholders’ Agreement shall be automatically adopted by the applicable Reorganized Debtors.  To the extent required under this Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents, as applicable, with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable laws of the respective state or country of organization.  The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code.  For the avoidance of doubt, the New Organizational Documents shall be consistent with the Governance Term Sheet, the Global RSA and this Plan.  After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents, in each case in accordance with applicable law.

K.	Stockholders’ Agreement

On the Effective Date, the Post-Effective Date holders of New Common Stock and other equity interests in Reorganized Legacy Reserves will enter into the Stockholders’ Agreement as further described in the Governance Term Sheet and attached to the Disclosure Statement as Exhibit I.

L.	Indemnification Provisions in Organizational Documents

As of the Effective Date, the New Organizational Documents of each Reorganized Debtor shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, employees, or agents at least to the same extent as the certificate of incorporation, bylaws, or similar organizational document of each of the respective Debtors on the Petition Date, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted.

M.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the board of directors of Legacy Reserves shall expire, and all of the directors for the initial term of the New Board shall be appointed in accordance with the Governance Term Sheet.  The New Board shall initially consist of seven (7) directors, nominated and appointed as follows: (a) one (1) director shall be Dan Westcott, Chief Executive Officer of Legacy Reserves, (b) one (1) director shall be Kyle Hammond, President and Chief Operating Officer of Legacy Reserves, and (c) five (5) other directors (the “Sponsor Nominees”), which may include independent directors or current board members of Legacy Reserves, to be selected by the Plan Sponsor or, to the extent applicable with the prior written consent of the Plan Sponsor, a Partner; provided that, in the event that the Noteholder Backstop Parties (excluding the Plan Sponsor) acquire and continue to hold, in the aggregate, more than 7% of the New Common Stock (on a fully diluted basis) issued and outstanding as of the Effective Date, such Noteholder Backstop Parties shall be entitled to nominate one (1) of the five (5) directors who are the subject of this clause (c); provided, further, that in the event that (i) the Plan Sponsor owns fifty percent (50%) or less, but ten percent (10%) or more, of the New Common Stock that the Plan Sponsor owned on the Effective Date, the number of Sponsor Nominees shall be adjusted so that they constitute a proportional number of the directors of the Board (i.e.,  ranging from fifty percent (50%) to ten percent (10%) of the total number of directors of the Board), and (ii) if the Plan Sponsor owns less than ten percent (10%) of the New Common Stock that the Plan Sponsor owned on the Effective Date, there shall be no obligation for any Sponsor Nominee to be nominated to the New Board; and (d) following the Effective Date, for so long as the Plan Sponsor owns more than fifty percent (50%) of the New Common Stock that the Plan Sponsor owned on the Effective Date, additional directors may be nominated from time-to-time by the Plan Sponsor, provided that such directors are mutually acceptable to the Plan Sponsor and the New Board.  For the avoidance of doubt, the New Board shall be appointed in compliance with section 1129(a)(5) of the Bankruptcy Code.  To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code.

The Debtors anticipate that each current member of the board of directors and each current officer of each Debtor other than Legacy Reserves shall remain in place on and after the Effective Date unless otherwise noted in the Plan Supplement or another Filing.  Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Organizational Documents and other constituent documents.  In subsequent terms, the directors of the Reorganized Debtors shall be selected in accordance with the New Organizational Documents.

N.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, File, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and the Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Plan.

O.	Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit Facility or Alternative Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

P.	Director and Officer Liability Insurance

The Reorganized Debtors shall obtain new director and officer liability insurance policies to cover the New Board effective as of the Effective Date.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any “tail” D&O Liability Insurance Policies covering the Debtors’ current boards of directors in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and, subject to the terms of the applicable D&O Liability Insurance Policies, all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

Q.	Management Incentive Program

On the Effective Date or as soon as practicable thereafter, the New Board shall adopt and implement the Management Incentive Plan pursuant to the terms set forth in the term sheet attached to the Disclosure Statement as Exhibit C to the Global RSA Term Sheet.  The New Board shall determine the timing and specific allocation of New Common Stock in Reorganized Legacy Reserves.

R.	Employee and Retiree Benefits

Unless otherwise provided herein, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

S.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Retained Causes of Action Schedule, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than (i) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof, and (ii) any preference actions under section 547(b) of the Bankruptcy Code, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity (other than the Released Parties) may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in this Plan, including Article VIII hereof.  Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Retained Causes of Action Schedule must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date.  Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court.  If there is any dispute regarding the inclusion of any Cause of Action on the Retained Causes of Action Schedule that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court.  Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan (including in Article VIII hereof) or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in this Plan, including Article VIII hereof.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, File, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

T.	Third Party Investors

The Plan Sponsor may designate one or more third party investment partners mutually acceptable to the Plan Sponsor and the Debtors (each a “Partner”) to participate in the funding of the Restructuring through assignment to any such Partner of any of the Plan Sponsor’s rights, Claims, or Interests with respect to the Term Loan Claims, the Notes Claims, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Rights Offering, the Incremental Equity Investment, or the New Exit Note, or through any combination of the foregoing.

The Debtors shall, without limitation to other terms and conditions to be agreed between the Debtors, the Plan Sponsor, and any Partner in connection with such Partner’s participation in any of the foregoing, agree to provide representations and warranties to any such Partner in form and substance reasonably acceptable to the Plan Sponsor and the Debtors pursuant to documentation in form and substance reasonably acceptable to the Plan Sponsor and the Debtors.

U.	Waiver of Notes Claims by Debtors

On the Effective Date, the Debtors shall waive all rights to receive any Plan Distribution or participate in the Rights Offering or New Exit Note on account of its ownership of any Notes Claims, and such Securities shall be cancelled in accordance with Section IV.H above.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in Section V.H.1 and elsewhere herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (1) are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.  To the extent the Debtors’ oil and gas leases, surface use, easements, rights of way, or other related real property assets are treated as though such leases and assets are Executory Contracts or Unexpired Leases, such leases and assets shall be deemed assumed pursuant to this Plan and section 365 of the Bankruptcy Code.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in this Plan or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Final Order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any Final Order authorizing and providing for its assumption.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Notwithstanding anything to the contrary in this Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to thirty (30) days after the Effective Date, so long as such allocation, amendment, modification, or supplement is consistent with the Global RSA.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Section III.B.6 of this Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall provide notices of proposed Cure amounts to the counterparties to the agreements proposed to be assumed pursuant to this Plan, which shall include a description of the procedures for objecting to the proposed Cure amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code).  Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by the counsel to the Debtor no later than the date and time specified in the notice.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to such assumption or Cure amount.  Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Rejected Executory Contracts and Unexpired Leases Schedule and is proposed to be assumed pursuant to this Plan after such seven-day deadline, a notice of proposed Cure amounts with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof.

Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court no later than the date and time specified in the notice.  Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure amount.  The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors or the Reorganized Debtors, as applicable, shall pay undisputed Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree.  If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed Disallowed and expunged as of the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption or (3) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.  In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

E.	Insurance Policies

Notwithstanding anything to the contrary in the Definitive Documentation, the Plan Supplement, the Global RSA, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release or requires a party to opt out of any releases): on and after the Effective Date (i) each of the Debtors’ Insurance Contracts shall be treated as Executory Contracts under this Plan and the Debtors and Reorganized Debtors jointly and severally shall be deemed to have assumed the Insurance Contracts pursuant to sections 105 and 365 of the Bankruptcy Code; (ii) nothing shall alter, amend or otherwise modify the terms and conditions of the Insurance Contracts except that, on and after the Effective Date, the Reorganized Debtors shall become and remain jointly and severally liable in full for all of their and the Debtors’ obligations under the Insurance Contracts, regardless of whether such obligations arise before or after the Effective Date, without the requirement or need for any Insurer to file a Proof of Claim or an Administrative Expense Claim, or to object to any Cure; and (iii) the automatic stay of Bankruptcy Code section 362(a) and the injunction set forth in Section VIII.F hereof, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit:  (a) claimants with valid workers’ compensation claims or with valid direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (b) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (1) workers’ compensation claims, (2) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunction set forth in Section VIII.F hereof to proceed with its claim, and (3) all costs in relation to each of the foregoing; and (c) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

F.	Reservation of Rights

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

G.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

H.	Employee Compensation and Benefits

1.	Compensation and Benefit Programs

Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

(a)	all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire Interests in any of the Debtors; and

(b)	Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract.

Neither the transactions contemplated by this Plan nor any assumption of Compensation and Benefits Programs pursuant to the terms herein shall be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein.  On the Effective Date, no counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Plan other than those applicable immediately prior to such assumption.

On the Effective Date, pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, the Management Employment Agreements shall be deemed assumed.

2.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in all applicable states; and (b) the Workers’ Compensation Programs.  All Proofs of Claims on account of Workers’ Compensation Programs shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the Workers’ Compensation Programs; provided further that nothing herein shall be deemed to impose any obligations on the Debtors or the Insurers in addition to what is provided for under the terms of the Workers’ Compensation Programs and applicable state law.

I.	Contracts and Leases Entered Into after the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business.  Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under this Plan on account of Claims Allowed as of the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice; (2) Allowed Professional Claims shall be paid in accordance with Section II.C of this Plan; (3) Allowed Priority Tax Claims shall be paid in accordance with Section II.E of this Plan, and (4) Allowed General Unsecured Claims against Debtors shall be paid in accordance with Section III.B.6 of this Plan.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

B.	Disbursing Agent

All distributions under this Plan shall be made by the Disbursing Agent.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.  Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

C.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, to the extent the Disbursing Agent is an Entity other than the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by such Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by such Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.  If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

3.	Delivery of Distributions on DIP Claims, RBL Claims, Term Loan Claims and Notes Claims

As soon as practicable following compliance with the requirements set forth in Article VI hereof, the DIP Agent, the RBL Agent, and the Indenture Trustee shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of Allowed DIP Claims, RBL Claims, and Allowed Notes Claims, respectively, in accordance with the terms of the DIP Credit Agreement, RBL Credit Agreement, the Indentures, and this Plan.  Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, the DIP Agent, RBL Agent, Term Loan Agent, and Indenture Trustee shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent, RBL Agent, Indenture Trustee, or Disbursing Agent.  For the avoidance of doubt, all distributions on account of Term Loan Claims shall be made by the Disbursing Agent directly to Holders of Term Loan Claims in accordance with the terms of this Plan.

4.	Minimum Distributions

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts.  When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor.  The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding.

5.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Allowed Claims is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date.  After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or Interest in property shall be discharged and forever barred.

6.	Surrender of Canceled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent.  Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis‑à‑vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest or a trustee or agent under such documents, which shall continue in effect for purposes of allowing Holders to receive distributions under this Plan and maintaining priority of payment, and to preserve any applicable charging liens and reimbursement and/or indemnification rights, in each case as set forth in the applicable certificates or instruments.  Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under this Plan.

E.	Manner of Payment

All distributions of the New Common Stock or Cash to the Holders of the applicable Allowed Claims under this Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Exemption from Registration Requirements

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock (other than the Rights Offering Shares, the Participation Premium Shares issued to Participating Noteholders, the Plan Sponsor Backstop Commitment Shares, the Plan Sponsor Backstop Commitment Fee Shares, and the Noteholder Backstop Commitment Fee Shares), as contemplated by Section III.B hereof, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  In addition, under section 1145 of the Bankruptcy Code, such New Common Stock (other than the Rights Offering Shares, the Participation Premium Shares issued to Participating Noteholders, the Plan Sponsor Backstop Commitment Shares, the Plan Sponsor Backstop Commitment Fee Shares, and the Noteholder Backstop Commitment Fee Shares) will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of (i) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (iii) any restrictions in the Reorganized Debtors’ New Organizational Documents or the Stockholders’ Agreement.

Pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, to the extent the Rights Offering Shares, the Participation Premium Shares issued to Participating Noteholders, the Plan Sponsor Backstop Commitment Shares, the Plan Sponsor Backstop Commitment Fee Shares, and the Noteholder Backstop Commitment Fee Shares issued under this Plan are deemed Securities, such shares will be exempt from, among other things, the registration requirements of section 5 of the Securities Act to the maximum extent permitted thereunder and any other applicable state or foreign securities laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.  Any and all Rights Offering Shares,Participation Premium Shares issued to Participating Noteholders, Plan Sponsor Backstop Commitment Shares, Plan Sponsor Backstop Commitment Fee Shares, and Noteholder Backstop Commitment Fee Shares offered, issued, or distributed under the Plan shall be deemed “restricted securities” that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available, and in compliance with any applicable state or foreign securities laws.

G.	Compliance with Tax Requirements

In connection with this Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in this Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.  The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

H.	Allocations

Plan Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

I.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Confirmation Order, the Final DIP Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period form the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes and Allowed Claim.

J.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

K.	Setoffs and Recoupment

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder.  In no event shall any Holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

L.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor.  Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Contracts until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Contract.  To the extent that one or more of the Debtors’ Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in this Plan, payments to Holders of Claims covered by Insurance Contracts shall be in accordance with the provisions of the applicable Insurance Contract and this Plan.  Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contract, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

Except as otherwise set forth in this Plan, after the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the applicable Debtor had with respect to any Claim immediately before the Effective Date, including the Causes of Action retained pursuant to Section IV.S of this Plan.  Except as specifically provided in this Plan or an order entered by the Bankruptcy Court in the Chapter 11 Cases, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed in accordance with this Plan.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.	Adjustment to Claims without Objection

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Time to File Objections to Claims

Except to the extent Claims are Allowed under the terms of this Plan, any objections to Claims shall be served and Filed by the Claims Objection Deadline.  All Claims not objected to by the Claims Objection Deadline shall be deemed Allowed unless such deadline is extended upon approval of the Bankruptcy Court.

E.	Disallowance of Claims or Interests

All Claims of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed pursuant to section 502(d) of the Bankruptcy Code if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as provided herein or otherwise agreed to by the Reorganized Debtors in their sole discretion, any and all Claims evidenced by Proofs of Claims Filed after the Bar Date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely-Filed by a Final Order.

F.	Amendments to Proofs of Claim

On or after the later of (i) the Effective Date or (ii) the Bar Date, a Proof of Claim or Interest may not be Filed or amended without prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim Filed that is not so authorized before it is Filed shall be deemed Disallowed in full without any further action.

G.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

H.	Distributions after Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan (including with respect to Reinstated Claims), the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens

Except as otherwise provided in this Plan (including Section IV.E hereof), the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate with respect to which the applicable counterparty has agreed to Reinstatement in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.  Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and Filing or recording of such releases.  The presentation or Filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors, the Reorganized Debtors, or Exit Agent or agent for the Alternative Exit Facility, if any, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

Notwithstanding any of the foregoing, the Debtors reserve the right, with the consent of the RBL Agent, Plan Sponsor, and Exit Agent, to leave in place mortgages and security interests of the RBL Agent for the benefit of the Exit Agent pursuant to terms set forth in the Confirmation Order.

C.	Releases by the Debtors

Except as provided for in this Plan or the Confirmation Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates (and any Entity seeking to exercise rights of the Estates) from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Corporate Reorganization, the Equity Backstop Commitment Agreement, the Initial RSA, the Global RSA, the RBL Credit Agreement, the Term Loan Documents, the Indentures, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the DIP Facility, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any), the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Initial RSA, Global RSA, the Disclosure Statement, the DIP Facility, the RBL Credit Agreement, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, this Plan, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any) or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Initial RSA, the Global RSA, the Disclosure Statement, the DIP Facility, this Plan, the RBL Credit Agreement, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), or the Incremental Equity Investment (if any), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release obligations of any party or Entity under this Plan, or any document, instrument, or agreement executed to implement this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release set forth in this Section VIII.C, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing this Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and their Estates; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates (and any Entity seeking to exercise rights of the Estates) asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Releasing Parties

Except as provided for in this Plan or the Confirmation Order, as of the Effective Date, each Releasing Party is deemed to have released and discharged each Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Global RSA, the DIP Facility, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), Incremental Equity Investment (if any), the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Global RSA, the Disclosure Statement, the DIP Facility, this Plan, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, Rights Offering, the New Exit Note (if any), the Incremental Equity Investment (if any) or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Global RSA, the Disclosure Statement, the DIP Facility, this Plan, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Exit Facility or Alternative Exit Facility, the Rights Offering, the New Exit Note (if any), or the Incremental Equity Investment (if any), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release obligations of any party or Entity under this Plan, or any document, instrument, or agreement executed to implement this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release set forth in this Section VIII.D, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (a) consensual; (b) essential to the confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third Party Release.

E.	Exculpation

Except as provided for in this Plan or the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Global RSA and related prepetition transactions, the DIP Facility, the Exit Facility or Alternative Exit Facility, the Disclosure Statement, this Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or this Plan, the Filing of these Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.

The Exculpated Parties and Section 1125(e) Parties have, and upon Consummation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.  Each of the Exculpated Parties and Section 1125(e) Parties shall be entitled to and granted the protections and benefits of section 1125(e) of the Bankruptcy Code.

F.	Injunction

Except as otherwise expressly provided in the Final DIP Order, this Plan, or the Confirmation Order or for obligations issued or required to be paid pursuant to the Final DIP Order, this Plan, or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, settled or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment, or other similar legal or equitable right of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, discharged, or settled pursuant to this Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan.  Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to this Plan, shall be deemed to have consented to the injunction provisions set forth in this Section VIII.F.

G.	Provision Regarding SEC

Notwithstanding the provisions of this Article VIII, nothing in this Plan or the Confirmation Order shall (i) release any entity other than the Debtors from any claim or Cause of Action that may be asserted by the SEC or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, Causes of Action, proceedings, or investigations against any entity other than the Debtors in any forum.

H.	Protections against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date

The following shall be conditions to the Effective Date (the “Conditions Precedent”):

(a)
the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance acceptable to the Debtors, the Plan Sponsor and the Required Noteholder Backstop Parties, and reasonably acceptable to the Required Supporting Noteholders, shall be a Final Order, and shall:

(i)
authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the this Plan;

(ii)	decree that the provisions of the Confirmation Order and this Plan are nonseverable and mutually dependent;

(iii)
authorize the Debtors, as applicable/necessary, to: (A) implement the Restructuring Transactions, including the Rights Offering and Backstop Commitments; (B) distribute the New Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (C) make all distributions and issuances as required under this Plan, including Cash and the New Common Stock; and (D) enter into any agreements, transactions, and sales of property as set forth in this Plan and Plan Supplement, including the Exit Facility or Alternative Exit Facility, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the New Exit Note Documents (if any), the Incremental Equity Investment Documents (if any), the Stockholders’ Agreement, and the Management Incentive Plan;

(iv)	authorize the implementation of this Plan in accordance with its terms;

(v)
provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with this Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and

(vi)
authorize the payment, on or prior to the Effective Date, of all professional fees and expenses (including any transaction or back-end fees payable to financial advisors in accordance with the terms of their engagement letters) of the (i) advisors to the Supporting Creditors payable pursuant to the Global RSA, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Agreement and the DIP Credit Agreement, (ii)  the Term Loan Agent, (iii) the Plan Sponsor Backstop Parties, (iv) the Noteholder Backstop Parties, (v) the DIP Lenders, and the DIP Agent, (vi) the Exit Agent and the Exit Lenders, and (vii) the RBL Agent and the RBL Lenders; and

(vii)	authorize the payment of the Backstop Commitment Fees.

(b)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan;

(c)
the final versions of the Definitive Documentation, the Plan Supplement and all of the schedules, documents, annexes, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with the Global RSA, the Global RSA Term Sheet (including all Exhibits thereto), and this Plan and shall be in form and substance acceptable to the Debtors and the Plan Sponsor, and reasonably acceptable to the Required Supporting Noteholders and the RBL Agent;

(d)	the Global RSA shall remain in full force and effect;

(e)
all conditions precedent to the Exit Facility shall have been satisfied or waived in accordance with the Exit Facility Term Sheet and Definitive Documentation to be entered in connection therewith and satisfactory to the RBL Agent and the Plan Sponsor, or (in the alternative) all DIP Claims and RBL Claims will be paid in full in Cash;

(f)
if the Exit Facility will not be consummated, all conditions precedent to an Alternative Exit Facility shall have been satisfied or waived in accordance with the definitive documentation to be entered in connection therewith;

(g)	all conditions precedent to the New Exit Note (if any) shall have been satisfied or waived in accordance with the terms thereof;

(h)	all conditions precedent to the Incremental Equity Investment (if any) shall have been satisfied or waived in accordance with the terms thereof;

(i)
all conditions precedent to the effectiveness of (i) the Plan Sponsor Backstop Commitment Agreement and (ii) the Noteholder Backstop Commitment Agreement, in each case, shall have been satisfied or waived in accordance with the terms thereof;

(j)
the Debtors shall have received, or shall receive simultaneously with the occurrence of the Effective Date, no less than $256.3 million in aggregate Cash proceeds from the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Commitment Agreement, the Rights Offering, and the Incremental Equity Investment (if any);

(k)
the Debtors shall have distributed the Noteholder Backstop Commitment Fee Shares and Plan Sponsor Party Backstop Commitment Fee Shares pursuant to the terms of this Plan and the Backstop Commitment Agreements;

(l)
all reasonable and documented professional fees and expenses of the (i) advisors to the Supporting Creditors payable pursuant to the Global RSA, the Plan Sponsor Backstop Commitment Agreement, the Noteholder Backstop Agreement and the DIP Credit Agreement, (ii)  the Term Loan Agent, (iii) the Plan Sponsor Backstop Parties, (iv) the Noteholder Backstop Parties, (v) the DIP Lenders, and the DIP Agent, (vi) the Exit Agent and the Exit Lenders, and (vii) the RBL Agent and the RBL Lenders shall have been paid in full in Cash; and

(m)
the Debtors shall have implemented the Restructuring Transactions, including the Rights Offering and Backstop Commitments, and all transactions contemplated by the Global RSA Term Sheet (including all releases and exculpations contemplated herein), in a manner consistent in all respects with the Global RSA, the Global RSA Term Sheet, and this Plan, pursuant to documentation acceptable to the Debtors and the Plan Sponsor, and reasonably acceptable to the Required Supporting Noteholders and RBL Agent.

B.	Waiver of Conditions

The Debtors, with the prior written consent of the Plan Sponsor, may waive any one or more of the Conditions Precedent to the Effective Date; provided that the waiver of the Conditions Precedent set forth in (c), (d), (g), (i), (j), (k), (l) and (m) of Section IX.A shall require the prior written consent of the Required Noteholder Backstop Parties (such consent not to be unreasonably withheld).

C.	Effect of Failure of Conditions

If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan, the Disclosure Statement, or the Global RSA shall: (1) constitute a waiver or release of any Claims by the Debtors, or Claims against, or Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

A.	Modification and Amendments

Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Global RSA, the Debtors reserve the right to modify this Plan, with the prior written consent of the Plan Sponsor, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan.  Subject to those restrictions on modifications set forth in this Plan and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights, with the prior written consent of the Plan Sponsor, to revoke or withdraw, or to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan; provided that each of the foregoing actions shall not violate the Global RSA.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

To the extent permitted by the Global RSA, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then:  (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)
allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

(b)
decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

(c)
resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

(d)	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of this Plan;

(e)
adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(g)
enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan or the Disclosure Statement, including the Global RSA, except to the extent that the Definitive Documentation provide for exclusive jurisdiction and venue in another forum;

(h)	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(i)
resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

(j)	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan;

(k)
resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(l)
resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Section VI.L hereof;

(m)	enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(n)
determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement, including the Global RSA, except to the extent that any Definitive Documentation provide for exclusive jurisdiction and venue in another forum;

(o)	enter an order concluding or closing the Chapter 11 Cases;

(p)	adjudicate any and all disputes arising from or relating to distributions under this Plan;

(q)	consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(r)	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(s)
hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan, except to the extent that any Definitive Documentation provide for exclusive jurisdiction and venue in another forum;

(t)	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(u)
hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof;

(v)	enforce all orders previously entered by the Bankruptcy Court; and

(w)	hear any other matter not inconsistent with the Bankruptcy Code.

As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and the Exit Facility or Alternative Exit Facility, as applicable, and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Section IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan and the Global RSA.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

C.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Chapter 11 Cases or an order of dismissal or conversion, whichever comes first.

D.	Dissolution of Committee and Cessation of Fee and Expense Payment

On the Effective Date, the Committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; provided, however, that the Committee may continue to have standing for the limited purpose of Filing final fee applications with respect to Professionals retained by the Committee and defending any objections to payment of such Professional Claims.  The reasonable fees and expenses incurred by the Professionals retained by the Committee in Filing any final fee applications after the Effective Date shall be paid by the Reorganized Debtors without further order of the Bankruptcy Court; provided that the Reorganized Debtors shall no longer be responsible for paying any other fees or expenses incurred by the members of or Professionals retained by the Committee after the Effective Date.

E.	Reservation of Rights

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur.  None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors	Counsel to the Debtors
Legacy Reserves Inc. 303 W. Wall St. Midland, Texas 79701 Attention: Bert Ferrara
Sidley Austin LLP
1000 Louisiana, Suite 5900
Houston, Texas 77002
Attention: Duston K. McFaul and Charles M. Persons

And

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention: Bojan Guzina and Andrew F. O’Neill

United States Trustee	Counsel to the Plan Sponsor
Office of The United States Trustee 515 Rusk Street, Suite 3516 Houston, Texas 77002	Latham and Watkins LLP 885 Third Avenue New York, New York 10022 Attention: Adam J. Goldberg
Counsel to the Ad Hoc Group of Senior Noteholders	Counsel to the Committee
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Brian M. Resnick
Pillsbury Winthrop Shaw Pittman LLP
Two Houston Center
909 Fannin, Suite 2000
Houston, TX 77010
Attention: Hugh M. Ray

And

Brown Rudnick LLP
7 Times Square
New York, New York 10036
Attention: Robert J. Stark and Bennett S. Silverberg

RBL Agent and DIP Agent	Counsel to the RBL Agent and DIP Agent
Wells Fargo Bank, National Association 1000 Louisiana Street, 9th Floor Houston, Texas 77002 Attention: Brett A. Steele	Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 Attention: Raniero D’Aversa, Jr. and Laura D. Metzger

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays

Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Global RSA, this Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

J.	Exhibits and Annexes

All exhibits, annexes, and documents attached hereto or included in the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan.  After the exhibits, annexes, and documents are Filed, copies of such exhibits, annexes, and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits, annexes, and documents from the Debtors’ restructuring website at https://www.kccllc.net/legacyreserves or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy.  To the extent any exhibit, annex, or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court or otherwise specifically provided for in such exhibit, annex, or document, the non-exhibit, non-annex, or non-document portion of this Plan shall control.

K.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be consistent with the Global RSA; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under this Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan.

M.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in Texas shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

N.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

O.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of page intentionally left blank]

Dated this 4th day of November, 2019

/s/ James Daniel Westcott
James Daniel Westcott Chief Executive Officer and Director Legacy Reserves Inc., and Certain of Its Debtor Affiliates

Annex I

Equity Holdings

Equity Allocation	Emergence on 9/30/19	Emergence on 10/31/19	Emergence on 11/30/19	Emergence on 12/31/19	Emergence on 1/31/20	Emergence on 2/29/20
	%	%	%	%	%	%
Term Loan New Common Stock Shares	51.40%	51.69%	51.97%	52.25%	52.53%	52.78%
Plan Sponsor Backstop Commitment Shares	31.42%	31.24%	31.06%	30.88%	30.70%	30.53%
Rights Offering Shares	11.01%	10.94%	10.88%	10.82%	10.76%	10.70%
Plan Sponsor portion of Rights Offering Shares	1.69%	1.68%	1.67%	1.66%	1.65%	1.64%
Plan Sponsor Backstop Commitment Fee Shares	1.60%	1.59%	1.58%	1.57%	1.57%	1.56%
Noteholder Backstop Commitment Fee Shares	0.56%	0.56%	0.55%	0.55%	0.55%	0.55%
Plan Sponsor portion of Noteholder Backstop Commitment Fee Shares	0.09%	0.09%	0.09%	0.08%	0.08%	0.08%
Notes Claims Shares	2.50%	2.49%	2.47%	2.46%	2.44%	2.43%
Participation Premium Shares	1.50%	1.49%	1.48%	1.47%	1.47%	1.46%
Plan Sponsor portion of Participation Premium Shares	0.23%	0.23%	0.23%	0.23%	0.22%	0.22%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Notes

(1) Equity allocations shown above are prior to dilution from the MIP.
(2) Equity allocations shown above assume $189.8mm Sponsor Backstop Amount by the Plan Sponsor (excluding $10.2mm Sponsor Participation Amount) and $66.5mm Rights Offering (including $10.2mm Sponsor
Participation Amount).

(3) Equity allocations shown above do not assume any Incremental Equity Investment. Ownership for each category will be adjusted with respect to any Incremental Equity Investment raised in accordance with the Plan and otherwise in form and substance acceptable to the Debtors and Plan Sponsor.

(4) Notes Claims ownership includes all Noteholders (including any notes held by Plan Sponsor and for the avoidance of doubt excluding any notes held by the Debtors or their Affiliates).
(5) Equity allocations for emergence after 2/29/20 shall be consistent with the methodology reflected herein in accordance with the Plan and Global RSA.
(6) Equity allocations are reflected herein on a monthly basis for illustrative purposes only. Actual equity allocations for distributions under the Plan shall be calculated on a daily basis to reflect adjustment to the Effective Date consistent with the methodology reflected herein in accordance with the Plan and Global RSA.